UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒                    Filed by a Party other than the Registrant ☐

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LaBRANCHE & CO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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LABRANCHE & CO INC.

33 Whitehall Street

New York, New York 10004

April 8, 2010

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held on Tuesday, May 18, 2010 at 9:00 a.m., Eastern Standard Time, at the Down Town Association, 60 Pine Street, New York, New York 10005.

The formal Notice of Meeting and the accompanying Proxy Statement set forth four proposals for your consideration this year. This year, you are being asked to (1) elect two Class II directors; (2) consider and approve a new LaBranche & Co Inc. 2010 Equity Incentive Plan to replace our former Equity Incentive Plan that terminated in August 2009; (3) consider and approve our adoption of a new Senior Executive Bonus Plan to replace our current Senior Executive Bonus Plan and (4) ratify our appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

At the meeting, our Board of Directors will be pleased to report on our affairs, and a discussion period will be provided for questions and comments of general interest to stockholders.

We are pleased to take advantage of the e-proxy rules of the Securities and Exchange Commission that allows companies to furnish proxy materials to stockholders via the Internet. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, on or about April 8, 2010, we began mailing to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2009 via the Internet and how to vote online (www.proxyvote.com). The Notice of Internet Availability of Proxy Materials and this proxy statement also contain instructions on how to receive a paper copy of the proxy materials.

Whether you receive the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the proxy statement, the proxy card, our Annual Report and any amendments to the foregoing materials that are required to be furnished to stockholders are available for you to review online at www.proxyvote.com.

We look forward to greeting personally those of you who will be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. You have the option to vote and submit your proxy by the Internet or by phone in accordance with the instructions set forth on your proxy card or by completing and returning the enclosed proxy card in the postage prepaid envelope provided. Submitting your proxy by either Internet, telephone or proxy card will not affect your right to vote in person if you decide to attend the Annual Meeting.

Thank you for your cooperation.

Very truly yours,

GEORGE M.L. LABRANCHE, IV

Chairman, Chief Executive Officer and President

LABRANCHE & CO INC.

33 Whitehall Street

New York, New York 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LaBranche & Co Inc. will be held on Tuesday, May 18, 2010 at 9:00 a.m., Eastern Standard Time, at the Down Town Association, 60 Pine Street, New York, New York 10005 for the following purposes:

(1) To elect two Class II directors, to serve for a term of three years;

(2) To consider and approve a new LaBranche & Co Inc. 2010 Equity Incentive Plan;

(3) To consider and approve our adoption of a new Senior Executive Bonus Plan to replace our current Senior Executive Bonus Plan;

(4) To ratify our appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(5) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 19, 2010 are entitled to notice of, and to vote, at the Annual Meeting or any adjournment thereof. A list of the stockholders of record as of March 19, 2010 will be available for inspection at the Annual Meeting. Additional information regarding the matters to be acted on in the Annual Meeting is included in the accompanying Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to vote by any of the three methods below:

(1) By Internet: go to www.proxyvote.com—have your proxy card available when you access the web site and follow the instructions to obtain your records and vote;

(2) By phone: call 1-800-690-6903 (toll-free); or

(3) By mail: complete and return the enclosed proxy card in the postage prepaid envelope provided.

If your shares are held in the name of a broker, bank or other stockholder of record, please follow the voting instructions that you receive from the stockholder of record entitled to vote your shares. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

By Order of the Board of Directors

STEPHEN H. GRAY Secretary

New York, New York

April 8, 2010

LABRANCHE & CO INC.

33 Whitehall Street

New York, New York 10004

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement, which was first mailed to stockholders on or about April 8, 2009, is furnished to the holders of the common stock, par value $.01 per share, of LaBranche & Co Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2010 Annual Meeting of Stockholders, or at any adjournment thereof (the “Annual Meeting”), pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, May 18, 2010 at 9:00 a.m., Eastern Standard Time, at the Down Town Association, 60 Pine Street, New York, New York 10005.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS:

Pursuant to the e-proxy rules of the Securities and Exchange Commission, we are furnishing our proxy materials to stockholders of record via the Internet. Accordingly, in compliance with this e-proxy process, on or about April 8, 2010, we began mailing to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2009 via the Internet and how to vote online (www.proxyvote.com). If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy material unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials included in the Notice and on the website (www.proxyvote.com).

You have the option to vote and submit your proxy by the Internet. If you have Internet access, we encourage you to record your vote by the Internet. When you vote by the Internet, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you do not vote by the Internet, please vote by telephone or by completing and returning the enclosed proxy card in the postage prepaid envelope provided. Submitting your proxy by either Internet, telephone or proxy card will not affect your right to vote in person if you decide to attend the Annual Meeting.

It is proposed that at the Annual Meeting our stockholders (1) elect two Class II directors; (2) consider and approve a new LaBranche & Co Inc. 2010 Equity Incentive Plan; (3) consider and approve our adoption of a new Senior Executive Bonus Plan to replace our current Senior Executive Bonus Plan and (4) ratify our appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

Proxies for use at the Annual Meeting are being solicited by and on behalf of our Board of Directors primarily through the use of the mails. We have retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies and will pay Morrow & Co., Inc. a fee of approximately $6,000 for its services. In addition, our officers, directors, employees and other agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at the Annual Meeting?

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on March 19, 2010. On that date, 42,947,856 shares of our common stock were outstanding and we had no other class of equity securities issued and outstanding. Subject to the voting limitations described below under What are the voting and ownership limitations?, you are entitled to one vote for each share of common stock you own for each matter to be voted on at the Annual Meeting. The number of shares you own (and may vote) is listed on the proxy card.

What proposals will be voted on at the meeting?

There are four proposals to be considered and voted on at the meeting:

•	To elect two Class II directors to hold office until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified;

•	To consider and approve a new LaBranche & Co Inc. 2010 Equity Incentive Plan;

•	To consider and approve our adoption of a new Senior Executive Bonus Plan; and

•	To ratify the selection of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors;

•	“FOR” the approval of the new LaBranche & Co Inc. 2010 Equity Incentive Plan;

•	“FOR” the approval of our adoption of a new Senior Executive Bonus Plan; and

•	“FOR” ratification of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2010.

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of March 19, 2010 will be available for inspection as described below under How can I view the stockholders list?

•	If you hold our common stock that is registered in your name on our records of maintained by our transfer agent, BNY Mellon Shareowner Services, you are a stockholder of record; or

•	If you hold our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

How can I view the stockholders list?

A list of the stockholders of record as of March 19, 2010 will be available for inspection during ordinary business hours at our offices located at LaBranche & Co Inc., 33 Whitehall Street, New York, NY 10004, for ten days prior to the Annual Meeting, as well as at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our Secretary at (212) 820-6280. In accordance with our security procedures, all persons requesting to inspect the stockholder list, either at our offices or the location of the Annual Meeting, must wear proper attire and present an acceptable form of photo identification, such as a passport or driver’s license.

How do I vote?

You may submit your proxy with voting instructions in one of four ways:

•

By Internet. The web address and instructions for Internet voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., New York time, on May 17, 2010.

•

By Telephone. The toll-free number for telephone voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on May 17, 2010.

•

By Mail. Mark the enclosed proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., New York time, on May 17, 2010.

•	At the Annual Meeting. You can vote your shares in person at the Annual Meeting. (See What do I need to do to attend the Annual Meeting? below).

You may contact our solicitation agent, Morrow & Co., Inc. (telephone: (800) 662-5200 or (203) 658-9400; email: Labranche.info@morrowco.com) with any questions.

What do I need to do to attend the Annual Meeting?

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring proof of your ownership of our common stock as of the close of business on March 19, 2010.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on March 19, 2010. Alternatively, in order to vote at the meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

In accordance with our security procedures, all persons attending the Annual Meeting must wear proper attire and present an acceptable form of photo identification.

How can I revoke my proxy or substitute a new proxy or change my vote?

Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail. You can revoke your proxy or substitute a new proxy at any time before your proxy is voted at the Annual Meeting as described below.

For a Proxy Submitted by Internet or Telephone:

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy card that is received by us prior to 11:59 p.m., New York time, on May 17, 2010; or

•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail:

•	Subsequently executing and mailing another proxy card bearing a later date; or

•	Giving written notice of revocation to our Secretary at 33 Whitehall Street, New York, NY 10004 that is received by us prior to 11:59 p.m., New York time, on May 17, 2010; or

•	Voting in person at the Annual Meeting.

Stockholders holding in street name should follow carefully the voting instructions provided by their broker, bank or other custodian, as further discussed below. As noted, if you hold in street name and would like to vote at the meeting, you should obtain an executed proxy from your custodian.

If I submit a proxy by Internet, touch-tone telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of our Class II director nominees, FOR the approval of a new LaBranche & Co Inc. 2010 Equity Incentive Plan, FOR the approval of our adoption of a new Senior Executive Bonus Plan, and FOR the ratification of the appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2010, and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” through a U.S. financial intermediary and do not provide voting instructions, can my broker still vote my shares?

Under NYSE member rules, a member broker (i.e., a member of the New York Stock Exchange) who holds shares in street name for customers (other than our LaBranche Financial Services, Inc. subsidiary) generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. However, NYSE-member brokers are not authorized to vote on “non-routine” proposals without voting instructions from the beneficial owners—the result is a “broker non-vote” (for more on the treatment of broker non-votes, see below). Two proposals being presented to a vote at the upcoming Annual Meeting are considered “routine” under NYSE rules, and therefore appropriate for a discretionary voting by NYSE-member brokers without customer instructions—(1) the approval of our new proposed Senior Executive Bonus Plan and (2) the ratification of the Board of Director’s appointment of our independent registered public accounting firm. Certain member brokers, such as our LaBranche Financial Services, LLC subsidiary, will only vote uninstructed shares on this proposal in the same proportion as the instructions received from all other stockholders. These procedures will not apply to beneficial owners who hold their shares through non-U.S. financial intermediaries because they are not NYSE member firms, unless otherwise provided for by contract.

Please note that, until this year, an uncontested election of directors was considered a “routine” proposal on which NYSE member firms had the authority to vote uninstructed customer shares. The NYSE changed its member rules in 2009, with the approval of the Securities and Exchange Commission (“SEC”), to make this type of proposal “non-routine”, thereby barring member brokers from exercising discretionary voting power with respect to uninstructed customer shares. Accordingly, if you hold shares through a NYSE-member broker, which is true of most U.S. brokerage firms, it is more important than ever this year that you exercise your right to instruct your broker on how to vote in connection with the election of directors, as well as the proposal relating to the approval of our 2010 Equity Incentive Plan. If you hold your shares through a bank or other non-broker custodian, you should be aware that many of them follow the NYSE rules on discretionary voting of street-name shares absent an agreement with you to the contrary.

How many votes are required to transact business at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

How are votes counted?

Election of Directors

Under our by-laws, the affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, each of the directorships to be filled at the Annual Meeting will be filled by the nominee receiving the highest number of votes. In the election of each director, votes may be cast in favor of, against or withheld with respect to each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for either nominee will not be counted as a vote for such nominee.

Approval of our new LaBranche & Co Inc. 2010 Equity Incentive Plan

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve our new LaBranche & Co Inc. Equity Incentive Plan. An abstention from voting on this matter will be treated as “present” for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against this proposal because the abstention results in one less vote for such proposal. Broker non-votes are not treated as a “vote” for or against the approval of the new LaBranche & Co Inc. 2010 Equity Incentive Plan, and thus will not have any impact on the outcome of the vote on this proposal.

Approval of our adoption of a new Senior Executive Bonus Plan

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve our new Senior Executive Bonus Plan. An abstention from voting on this matter will be treated as “present” for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against this proposal because the abstention results in one less vote for such proposal. Broker non-votes are not treated as a “vote” for or against the approval of the new Senior Executive Bonus Plan, and thus will not have any impact on the outcome of the vote on this proposal.

Ratification of our appointment of Rothstein, Kass & Company, P.C. as our Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify our appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for the year ending December 31, 2010. An abstention from voting on this matter will be treated as “present” for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against this proposal because the abstention results in one less vote for such proposal. Broker non-votes are not treated as a “vote” for or against the ratification of Rothstein, Kass & Company, P.C., and thus will not have any impact on the outcome of the vote on this proposal.

Who pays for the expenses of this proxy solicitation?

We will bear the cost of soliciting proxies. Our directors, officers and employees may solicit proxies on behalf of the Board through regular and electronic mail, telephone, fax and personal contact. Morrow & Co., Inc. has been retained to assist in soliciting proxies at a fee of approximately $6,000, plus distribution costs and other expenses. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies.

Where can I find more information about LaBranche & Co Inc.?

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.labranche.com and on the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, without charge to any stockholder upon written or oral request to our Investor Relations Department, at 33 Whitehall Street, New York, NY 10004, or contacting our Investor Hotline, at (212) 482-3593, or our Investor E-mail, at ivandewoude@labranche.com.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN

STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of March 19, 2010 regarding the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our directors and nominees for director; (iii) each executive officer named in the Summary Compensation Table (see “Executive Compensation” below); and (iv) all our directors and executive officers as a group.

All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. Unless otherwise indicated, the address of each beneficial owner is: c/o LaBranche & Co Inc., 33 Whitehall Street, New York, New York 10004. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after March 19, 2010, are treated as outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not treated as outstanding for purposes of computing the percentage of any other person.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
George M.L. (Michael) LaBranche, IV (2)	3,201,094	7.4%
Alfred O. Hayward, Jr. (3)	1,519,675	3.5%
Katherine Elizabeth Dietze	26,501	*
Donald E. Kiernan	48,745	*
Stuart M. Robbins (4)	27,541	*
William J. Burke, III	632,669	1.5%
Jeffrey A. McCutcheon	20,235	*
Stephen H. Gray	11,391	*
All executive officers and directors as a group (8 persons) (5)	5,487,851	12.7%
Kinetics Asset Management, Inc. (6) 470 Park Avenue South 4th Floor South New York, NY 10016	7,345,443	17.1%
BlackRock Inc. (7) 40 East 52nd Street New York, NY 10022	4,375,142	10.2%
Dimensional Fund Advisors LP (8) 1299 Ocean Avenue Santa Monica, CA 90401	2,662,256	6.2%
Torray LLC Robert E. Torray 7501 Wisconsin Ave. Bethesda, MD 20814 (9)	2,474,102	5.8%
Robert E. Torray (9) c/o Torray LLC 7501 Wisconsin Ave. Bethesda, MD 20814	2,592,074	6.0%

*Less than 1%

(1)	Each of our managing directors at the time of our initial public offering in August 1999 entered into a stockholders’ agreement pursuant to which he or she agreed to vote his or her shares as determined by a majority of Messrs. LaBranche, Hayward and James G. Gallagher, our former director and executive officer who retired in January 2003. Messrs. LaBranche, Hayward and Gallagher beneficially own an aggregate of 5,820,769 shares of common stock, constituting approximately 9.9% of the outstanding shares of our common stock. As a result of the stockholders’ agreement, Messrs. LaBranche, Hayward and Gallagher, acting together as a group, may be deemed to beneficially own an aggregate of approximately 7,040,769 shares of common stock (including the 5,820,769 shares beneficially owned by them individually), constituting approximately 16.3% of the outstanding shares of our common stock. Each of Messrs. LaBranche, Hayward and Gallagher disclaims beneficial ownership of any and all shares of our common stock held by any person or entity other than him.

(2)	Includes 1,300,000 shares of common stock held by Mr. LaBranche’s wife. Also includes options to purchase 200,000 shares of our common stock which are exercisable within 60 days.

(3)	Includes options to purchase 30,000 shares of our common stock which are exercisable within 60 days.

(4)	Includes 5,000 shares held by The Robbins Family LLC, a trust for the benefit of Mr. Robbins and his family.

(5)	Includes options to purchase 230,000 shares of our common stock which are exercisable within 60 days.

(6)	As reported on a Schedule 13F filed on February 10, 2010.

(7)	As reported on a Schedule 13G filed on January 29, 2010. According to the Schedule 13G, the filing amends the most recent Schedule 13G filing, if any, made by BlackRock and the most recent Schedule 13G filing, if any, made by Barclays Global Investors, NA and certain of its affiliates (Barclays Global Investors, NA and such affiliates are collectively referred to as the “BGI Entities”) with respect to shares of our common stock. On December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G.

(8)	As reported on a Schedule 13F filed on February 10, 2010. According to the Schedule 13G, Dimensional Fund Advisors LP (“Dimensional”), is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 (the “Funds”). In a Schedule 13G filed by Dimensional on February 8, 2010, Dimensional provides that, in its role as investment advisor or manager, it possesses investment and/or voting power over our common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional states in its Schedule 13G that the shares reported are owned by the Funds, and Dimensional disclaims beneficial ownership of those shares.

(9)	As reported on Schedule 13Gs filed on February 16, 2010. According to the Schedule 13Gs, Mr. Torray individually owns 2,592,074 shares of our common stock. Two investment funds that are managed Torray LLC, of which Mr. Torray is the founder and Chairman collectively own 2,474,102 shares of our common stock. Torray LLC has shared voting and investment power with respect to these shares. Mr. Torray disclaims beneficial ownership of these shares.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS

Two Class II directors are to be elected at the Annual Meeting. Our Board of Directors has been classified pursuant to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). In accordance with the provisions of the Certificate of Incorporation, our directors are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting our entire Board of Directors. Currently, our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the 2011 annual meeting of our stockholders and our Class I directors will serve until the 2012 annual meeting of our stockholders. At each annual meeting of our stockholders, successors to the directors whose terms expire at that annual meeting are elected for a three-year term. The Annual Meeting will be our 11th annual meeting since our initial public offering in August 1999.

Katherine Elizabeth Dietze and Donald E. Kiernan currently serve as Class II directors for a term expiring at this Annual Meeting or at a special meeting in lieu thereof; Stuart M. Robbins currently serve as our Class III director for a term expiring at the 2011 annual meeting of our stockholders or at a special meeting in lieu thereof; and Michael LaBranche and Alfred O. Hayward, Jr. currently serve as Class I directors for a term expiring at the 2012 Annual Meeting or at a special meeting in lieu thereof. Ms. Dietze and Mr. Kiernan have been recommended by our Nominating & Corporate Governance Committee for election as Class II directors at the Annual Meeting. Based on this recommendation, our Board of Directors has nominated Ms. Dietze and Mr. Kiernan for election as Class II directors at the Annual Meeting. If either Ms. Dietze or Mr. Kiernan becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by our Board of Directors to replace the nominee or to fill the vacancy. Each of Ms. Dietze and Mr. Kiernan has consented to be named and has indicated her/his intent to serve if elected. Our Board of Directors has no reason to believe that either Ms. Dietze or Mr. Kiernan will be unable to serve or that any vacancy on the Board of Directors will occur.

The following information, as of April 8, 2009, is provided with respect to the nominees for election as Class II directors at the Annual Meeting:

Nominee	Age	Year First Became Director	Biography and Qualifications
Katherine Elizabeth Dietze	52	2007

Ms. Dietze has been a member of our board of directors since January 2007. Ms. Dietze spent over 20 years in the financial services industry prior to her retirement in 2005. From 2003 to 2005, Ms. Dietze was Global Chief Operating Officer for Credit Suisse First Boston. From 1996 to 2003, she was a Managing Director in Credit Suisse First Boston’s Telecommunications Group. Prior to that, Ms. Dietze was a Managing Director and Co-Head of the Telecommunications Group in Salomon Brothers Inc’s Investment Banking Division. Ms. Dietze began her career at Merrill Lynch Money Markets after which she moved to Salomon Brothers Inc to work on money market products and later became a member of the Debt Capital Markets Group. Ms. Dietze is a member of the board of directors and chairs the compensation committee of Matthews International Corporation, a designer, manufacturer and marketer of memorialization products and brand solutions.

Our Board believes that Ms. Dietze’s experience in the financial services industry and her perspective as a female director brings a wealth of diverse and informed decision-

Nominee	Age	Year First Became Director	Biography and Qualifications
			making skills to the Board and our Company, particularly concerning trading, investment banking, financial reporting and internal control issues. Our Board values Ms. Dietze’s service as Chair of our Audit Committee, and, as one of two financial experts on our Audit Committee. Since Ms. Dietze is a director who lives in New York, our Board also values her visits to our Company and meetings with our management and our independent registered public accounting firm to discuss financial and internal control issues of interest to her as our Chair of the Audit Committee.

Donald E. Kiernan	69	2003

Mr. Kiernan has been a member of our Board of Directors since March 2003. Mr. Kiernan was Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc. from October 1993 until his retirement in August 2001. From 1990 to October 1993, he served as Vice President of Finance for SBC Communications Inc. Mr. Kiernan is a Certified Public Accountant and was an accountant and partner of Arthur Young & Company and its successor firm, Ernst & Young LLP for more than 20 years. Mr. Kiernan currently serves on the board of directors Health Management Associates, Inc., and has served in the past on the boards of directors and chaired the audit committees of MoneyGram International, Inc. and Seagate Technology.

Our Board believes that Mr. Kiernan’s experience of over 30 years as the Chief Financial Officer and Vice President of Finance of a large public company, as partner of a large accounting firm, and as a member of boards and chairman of audit committees of other public companies provides our Board and company substantial business, financial experience and expertise. Our Board values Mr. Kiernan’s services as Lead Director, including the collegial but independent manner with which he performs his duties as Lead Director, his services as Chair of our Nominating & Corporate Governance Committee, his service as one of two financial experts on our Audit Committee, and his institutional knowledge and experience as the Board’s longest serving independent Director.

The following information, as of April 8, 2009, is provided with respect to our Class I and Class III directors, who are not standing for election at the Annual Meeting:

Nominee	Age	Year First Became Director	Biography and Qualifications
Michael LaBranche	54	1999	Mr. LaBranche has been our Chairman, Chief Executive Officer and President since our initial public offering in August 1999. Mr. LaBranche joined our Company as a trader in 1977, and has served as Chairman of the Management Committee of LaBranche & Co. LLC since 1996 and as a member of the Management Committee of LaBranche & Co. LLC since 1988.

Our Board believes that Mr. LaBranche’s more than 30 years experience in our Company, the financial services industry, and the market-making industry that forms the substantial majority of our operational activities, provides an enormous asset to the Board and our Company. Our Board also believes that Mr. LaBranche’s vision and leadership have been instrumental in the performance of our organization, and that Mr. LaBranche has contributed particularly extraordinarily to the Board and our Company during the challenging economic and market conditions our Company has faced in recent years.

Alfred O. Hayward, Jr.	62	1999

Mr. Hayward has been our Executive Vice President and a member of our Board of Directors since our initial public offering in August 1999. In November 2003, Mr. Hayward became Chief Executive Officer of our LaBranche & Co. LLC subsidiary. Mr. Hayward was a specialist with LaBranche & Co. LLC from 1983 to 2005 and has served as a member of the Management Committee of LaBranche & Co. LLC since 1994. Mr. Hayward currently serves as Secretary/Treasurer of the Buttonwood Foundation and has also served as the Chairman of the NYSE’s Allocation Committee.

Our Board values Mr. Hayward’s knowledge of our entire organization, our product lines, the regulatory environment in which we operate, his more than 40 years of experience, his relationships in the financial services industry and the perspective he provides our Board as a long-time member of our management.

Stuart M. Robbins	66	2007	Mr. Robbins has been a member of our Board of Directors since January 2007. Mr. Robbins spent 33 years in the investment banking industry prior to his retirement in 2000. From 1994 to 2000, Mr. Robbins served as Managing Director of Global Equities and as a member of the Board of Directors of Donaldson, Lufkin & Jenrette. From 1987 to 1994, he was Managing Director and Director of Research for DLJ. While at DLJ, he was also Chair of DLJ International (Equities), Chair of Autranet

Nominee	Age	Year First Became Director	Biography and Qualifications

and a member of DLJ’s Executive Committee. Mr. Robbins also represented DLJ, as a Director of First Call, one of Wall Street’s leading information providers. Since 2000, Mr. Robbins has participated in various business, consulting and charitable activities, including services as Chair of the Board of Directors of SoundView Technology Group, an independent research provider specializing in technology research, from 2002 to 2004, leading up to its merger with Charles Schwab. Mr. Robbins also served as a Director of Archipelago Holdings, a leading electronic securities exchange, from its initial public offering through its merger with the New York Stock Exchange in March 2006. Mr. Robbins also currently serves as a member of the board and executive committee of the Blanchette Rockefeller Neurosciences Institute, a non-profit institute dedicated to the study of both memory and memory disorders. Before 1987, Mr. Robbins was a research analyst and retail industry specialist and was designated an Institutional Investor All Star analyst for 10 consecutive years.

Our Board believes that Mr. Robbins brings significant trading and management experience in the financial services industry to his role as an independent director of our Board. Mr. Robbins’ supervision of DLJ’s equity trading desk and research department provides our Board the benefit of his experience at DLJ and his understanding of our institutional brokerage business, trading strategies and risk management issues. Mr. Robbins’ service on the boards of DLJ, Soundview and Archipelago, and his services on the board and executive committee of the Blanchette Rockefeller Neurosciences Institute, provides our Board his additional useful knowledge and perspective concerning our business and governance. Our Board also values Mr. Robbins’ service as Chair of our Compensation Committee, and the manner in which he has used his knowledge and experience in our industry in guiding the Compensation Committee’s decision-making.

VOTE REQUIRED

The two nominees for Class II director receiving the highest number of affirmative votes will be elected as Class II directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for each nominee in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for either of the nominees will not be counted as a vote for such nominee.

OUR BOARD OF DIRECTORS DEEMS THE ELECTION OF BOTH THE NOMINEES AS CLASS II DIRECTORS TO BE IN OUR AND OUR STOCKHOLDERS’ BEST INTERESTS AND RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors currently consists of five members, a majority of whom have been determined to be “non-management” and “independent” within the meaning of the listing standards of the NYSE and applicable SEC rules governing the composition and responsibilities of audit committees. Our Board has determined, upon recommendation from our Nominating & Corporate Governance Committee, that Katherine Elizabeth Dietze, Donald E. Kiernan and Stuart M. Robbins have no direct or indirect material relationship with us other than in their capacity as directors, and thus are “non-management” and “independent” directors in accordance with NYSE rules and under the SEC’s audit committee independence standards. Three of our five directors, therefore, are “non-management” or “independent” directors. In making these determinations, the Board applied the standards set forth in our Amended and Restated Corporate Governance Guidelines, which state that a prospective board member will not be deemed “non-management” and “independent” if, within the preceding three years:

•	he or she was employed by us or a member of his or her immediate family was one of our officers;

•

he or she (or his or her immediate family member) received direct compensation from us (other than compensation for service as a director, or compensation related to a pension or deferred compensation plan) of more than $120,000/year;

•

he or she was affiliated with, or was employed by, our internal or external auditor or a member of his or her immediate family was affiliated with, or employed in a professional capacity by, our internal or external auditor;

•	he or she (or his or her immediate family member) was part of a Compensation Committee interlock involving one of our executive officers (or his or her immediate family member);

•

he or she was an executive officer or employee of a company that makes payments to, or receives payments from, us in amounts exceeding the greater of $1 million or 2% of the other company’s consolidated gross revenues, or his or her immediate family member was an executive officer of a company that makes payments to, or receives payments from, us in amounts exceeding the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

•

he or she is an executive officer or employee of another company who is indebted to us, or to which we are indebted, and the total amount of such indebtedness at the end of the last completed fiscal year is more than one percent of the other company’s total consolidated assets.

In addition, a director will not be “non-management” and “independent” if, at the time of the independence determination, the director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are more than one percent of that organization’s total annual charitable receipts during its last completed fiscal year.

These independence standards can also be obtained in the Corporate Governance Guidelines posted on our Company website at www.labranche.com and then clicking on “Investor Relations” and then “Corporate Governance.”

During 2009, the Board of Directors held 12 meetings. During 2009, all our Directors attended nearly all of the meetings of the Board and meetings of committees of the Board on which they served. The Board of Directors also regularly held executive sessions of the independent directors. Donald E. Kiernan served as Lead Director for these executive sessions in 2009. Mr. Kiernan, the Chair of our Nominating & Corporate Governance Committee, has been designated as Lead Director for these executive sessions in 2010. Any stockholder who wishes to communicate with our Lead Director should direct written correspondence to our Secretary at LaBranche & Co Inc., 33 Whitehall Street, New York, NY 10004. The Secretary will forward such communications to our Lead Director.

Messrs. LaBranche and Hayward attended our 2009 annual meeting of stockholders. We do not have a written policy on directors’ attendance at our annual stockholders’ meetings.

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. Our three independent, non-management directors, Katherine Elizabeth Dietze, Donald E. Kiernan and Stuart M. Robbins, serve on each of these standing committees. As a result, subjects relevant to one Committee’s charter sometimes are discussed during meetings of another Committee.

Board Leadership Structure

Our Board of Directors’ leadership structure consists of a Chairman who is also our Chief Executive Officer, a Lead Director, who is elected by the independent directors, and three Committee Chairs, each of whom are independent directors (and one of whom, the Chair of our Nominating & Corporate Governance Committee, is also our Lead Director). We discuss succession planning with respect to our Chairman, our Chief Executive Officer, and other business heads at least annually.

Our Board has combined the positions of Chairman and Chief Executive Officer since our initial public offering in 1999. Beginning in 2005, we have annually considered whether the position of Chairman and Chief Executive Officer should be separated. Our Board believes that we are well served by Mr. LaBranche’s service as both Chairman of the Board and Chief Executive Officer and the strong independent leadership of our Lead Director and our independent Committee Chairs and directors provide the Board, for several reasons.

First, Mr. LaBranche personifies our Company in a unique way, in name, vision, leadership and knowledge gained during his more than 30 years of experience in the market-making industry.

Second, a combined Chairman and Chief Executive Officer position allows us to speak with one voice to our stockholders, regulators and external constituencies.

Third, we operate in the financial services industry, which is impacted heavily by market risk, credit risk, trading position risk, interest rate risk, investment risk, technology risk, liquidity risk, legal, compliance and regulatory risk and reputation risk. We believe that these risks are best managed on a daily basis by Mr. LaBranche in his dual role as Chairman and Chief Executive Officer, with oversight of the full Board, including Board Committees composed solely of outside, independent directors.

Fourth, we have empowered a strong Lead Director, Mr. Kiernan, who provides independent oversight over the Board of Directors and Mr. LaBranche in his combined role of Chairman and Chief Executive Officer, including with respect to the calling of meetings of the Board, executive sessions of the independent members of the Board, and setting the agenda for meetings of the Board and meetings of the independent members of the Board. Our Lead Director is also the Chair of our Nominating & Corporate Governance Committee, and in that position, manages the nominations process for the Board of Directors. We also have empowered other strong independent directors, one of whom, Ms. Dietze, chairs our Audit Committee, and the other of whom, Mr. Robbins, chairs our Compensation Committee. Each of our independent directors is authorized to call executive sessions of independent directors to discuss any subject, and each of our independent directors has done so. Our independent directors also frequently communicate with each other by telephone between meetings of the Board and committees of the Board.

Our Board believes that this leadership structure provides an effective balance between leadership of the Board and our Company by a strong Chairman/Chief Executive Officer and effective oversight of the Board and our Company by independent Directors.

Board Risk Oversight

Our Board believes that risk management is an integral part of its responsibilities and discusses risks related to our business and business strategy at nearly all of our Board, Audit Committee and Compensation Committee meetings, including with respect to our major risk exposures, their potential impact on our Company, and the steps we take to manage those risk exposures.

The financial services industry generally rewards trading personnel based on their profitability, and we likewise reward profitability. Recognizing this, we have developed risk management tools designed to prevent undue risk by our traders. We require our traders to use fair value measurement tools. Our chief risk officer reviews our traders’ positions and risk exposures by security, geographic, volume- and volatility-weighted and industry risk. Our internal audit department and external auditors conduct trading desk and risk management audits to ensure our risk management tools, policies and practices are in line with industry practices. Our chief risk officer communicates perceived risk exposures and general risk guidelines to both senior management regularly, and our Audit Committee at least quarterly to ensure a top-down risk-management process, because we believe that company-wide guidelines and review encourage decision-making that is in the best long-term interests of our Company and our stockholders as a whole. Our Audit Committee also directs internal audit reviews related to financial reporting, compliance and IT and monitors these risks through senior management and internal audit reports. Our Compensation Committee involves itself in the risk management process through membership of directors who serve on both the Audit Committee and Compensation Committee by using risk management as part of its decision making process in determining bonuses for our named executive officers and other trading, financial reporting and other personnel. For additional discussion of the Board’s and its Committees’ risk oversight, please see “Compensation Discussion & Analysis—Risk Assessment,” on page 39 of this proxy statement. The composition and responsibilities of these Committees and our Nominating and Corporate Governance Committee is described in more detail below.

Audit Committee

Our Audit Committee oversees our financial reporting process and reports the results of its activities to our Board of Directors. Our Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing, accounting, financial reporting, internal control, taxation, risk management practices and regulatory compliance matters. The Audit Committee, among other functions:

•	has the sole authority to appoint, retain, terminate and determine the compensation of our independent auditor;

•	monitors the qualifications, independence, performance and compensation of our independent auditor and approves professional services provided by the independent auditor;

•	reviews with our independent auditor the scope and results of the audit engagement;

•	reviews the activities and recommendations of our internal auditor;

•	reviews legal, regulatory and compliance matters with internal and external counsel;

•	administers complaints received by our Company or its Whistleblower Policy regarding accounting, internal accounting controls, or auditing matters;

•

discusses our annual audited financial statements and quarterly financial statements with management and our independent auditors, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	reviews our accounting policies, and risk assessment and management policies, control systems and compliance activities.

Our Audit Committee is currently composed of Katherine Elizabeth Dietze, Donald E. Kiernan and Stuart M. Robbins. Ms. Dietze is the Chair of our Audit Committee. Our Board of Directors has determined that both

Ms. Dietze and Mr. Kiernan are the “audit committee financial experts” as defined by Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934. Our Board of Directors has also determined that each of the members of our Audit Committee is independent, or a “non-management director,” within the meaning of applicable laws and the rules and regulations of the NYSE and the SEC.

We currently do not limit the number of audit committees on which our Audit Committee members may sit, but none of our Audit Committee members sits on more than two Audit Committees in addition to ours.

During 2009, our Audit Committee met nine times, including nine executive sessions outside the presence of our management.

A copy of our Third Amended and Restated Audit Committee Charter is available on our website at and is available in print without charge to any stockholder who requests a copy in writing.

Compensation Committee

The principal responsibilities of our Compensation Committee are to review and approve our goals and objectives with respect to the compensation of our executive officers, evaluate our executive officers’ performance in light of those goals and objectives and set our executive officers’ compensation based on such evaluation, review our overall compensation structure to determine whether we establish appropriate incentives for our executive officers and directors, and make recommendations to our Board of Directors with respect to the structure of our equity and incentive compensation plans and programs. The Compensation Committee also assists the Board in the fulfillment of its risk oversight responsibilities with respect to executive compensation, ensures that the compensation and benefits for senior management and the Board of Directors is fair and appropriate, is aligned with the interests of our stockholders and does not pose a risk to the financial health of our Company or its affiliates.

Our Compensation Committee is composed of Katherine Elizabeth Dietze, Donald E. Kiernan and Stuart M. Robbins. Mr. Robbins is the Chair of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee is independent, or a “non-management director,” within the meaning of the applicable laws and rules and regulations of the NYSE and the SEC.

With respect to our compensation decisions for 2009, the Compensation Committee retained James F. Reda & Associates, LLC as its compensation consultant. No fees were paid to James F. Reda & Associates, LLC by our Company other than the fees they received in connection their retention by the Compensation Committee concerning their decisions on 2009 compensation.

During 2009, our Compensation Committee met four times, including four executive sessions outside the presence of our management, and executed one unanimous written consent in lieu of a meeting.

A copy of our Amended and Restated Compensation Committee Charter is available on our website at www.labranche.com and is available in print without charge to any stockholder who requests a copy in writing.

Nominating & Corporate Governance Committee

Our Nominating & Corporate Governance Committee identifies individuals qualified to become members of our Board of Directors and leads and oversees management in shaping our corporate governance structure in a manner that promotes our and our stockholders’ best interests. Our Nominating & Corporate Governance Committee makes recommendations to our Board of Directors with respect to all corporate governance matters affecting us, annually reviews and assesses the adequacy of our Code of Conduct and Corporate Governance

Guidelines and any waivers of compliance with the Code of Conduct and Corporate Governance Guidelines (no waiver requests have been made), and recommends changes to the Board for approval and adoption as necessary or advisable. At times, our Nominating & Corporate Governance Committee has used executive search firms to find suitable director candidates. Our Nominating & Corporate Governance Committee would consider stockholder nominees (but has not to date received any such stockholder nominations). Please see “Stockholder Proposals” on page 57 of this proxy statement as to how stockholder proposals may be submitted.

Our Nominating & Corporate Governance Committee is composed of Katherine Elizabeth Dietze, Donald E. Kiernan and Stuart M. Robbins. Mr. Kiernan currently is the Chairman of our Nominating & Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating & Corporate Governance Committee is independent, or a “non-management director” within the meaning of the requirements of the NYSE.

During 2009, our Nominating & Corporate Governance Committee met three times.

A copy of our Amended and Restated Nominating & Corporate Governance Committee Charter is available on our website at www.labranche.com and is available in print without charge to any stockholder who requests a copy in writing.

Corporate Governance Guidelines

The Board of Directors has adopted our Amended and Restated Corporate Governance Guidelines (the “Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for our corporate governance system and cover such topics as director qualifications and Board composition, director compensation, evaluation of our Chief Executive Officer and director orientation and continuing education. The Nominating & Corporate Governance Committee is responsible for annually reviewing the Guidelines and reporting and recommending to the Board changes to the Guidelines as necessary or advisable. In 2009, following a review of the Corporate Governance Guidelines by the Nominating & Corporate Governance Committee, the committee recommended no changes to our Corporate Governance Guidelines. We will post on our website any amendments to or waivers of the provisions of our Corporate Governance Guidelines applicable to any of our directors and executive officers. A copy of our Amended and Restated Corporate Governance Guidelines is available on our website at www.labranche.com and is available in print without charge to any stockholder who requests a copy in writing.

Code of Conduct

We have adopted an Amended and Restated Code of Conduct (the “Code of Conduct”) designed to help directors, officers (including senior financial officers) and employees resolve ethical issues that arise in the conduct of their duties. Our Code of Conduct applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller and any other employee performing similar functions. Our Code of Conduct covers such topics as conflicts of interest, insider trading, full, fair, accurate, timely and understandable disclosure in our public filings and communications, compliance with applicable governmental laws, rules and regulations, accountability for adherence to our Code of Conduct and the prompt internal reporting of violations of our Code of Conduct. The “Conflicts of Interest” section of our Code of Conduct includes a prohibition of, and a process to notify our Nominating & Corporate Governance Committee if, our Company is engaged in any transactions or relationships of related parties of our senior executives, directors or other employees. In 2009, following a review of the Code of Conduct by the Nominating & Corporate Governance Committee, the Committee recommended no changes to our Code of Conduct. A copy of our Amended and Restated Code of Conduct is available on our website at www.labranche.com and is available in print without charge to any stockholder who requests a copy in writing.

We will post on our website any amendments to or waivers of the provisions of our Code of Conduct applicable to any of our directors and executive officers. We also have an anonymous Whistleblower Policy, which has been made a part of, and is incorporated by reference into, our Code of Conduct. The Whistleblower Policy is available to report any perceived noncompliance with our Corporate Governance Guidelines or Code of Conduct or any federal, state or self-regulatory organization statutes, rules and regulations.

Director Nomination Process

Our Nominating & Corporate Governance Committee is responsible for recommending to our Board of Directors nominees for election as Directors. In selecting nominees, and when considering the Board and its committees, each as a whole, our Nominating & Corporate Governance Committee seeks to maintain a balance of business experience, diversity and interpersonal skills, thereby maximizing the effectiveness of the Board and each of its committees. In assessing a candidate’s qualifications, our Nominating & Corporate Governance Committee considers such factors as the following:

•	whether the candidate has demonstrated broad business judgment and leadership;

•	management experience at a senior policy-making level in one or more functional areas of a major public company;

•	familiarity with relevant regulatory issues or specific industry knowledge;

•	business creativity and vision;

•	a demonstrable personal commitment to our and our stockholders’ interests;

•	ability and desire to invest time and effort on a consistent basis;

•	awareness of, and perspective on, relevant current business issues;

•	diversity of relevant experience, expertise, age, race and gender, which is considered along with all the other factors listed, and given no greater or lesser weight;

•	prior participation in Board and committee deliberations; and

•	absence of an over-commitment to other business activities or the requirements of boards of other companies.

Our Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet to be recommended to the Board, but instead believes that each candidate must be evaluated on his or her individual merits, taking into account our needs as a company and the needs of our stockholders. Members of the Nominating & Corporate Governance Committee, under the leadership of the committee’s Chair, discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. At times, our Nominating & Corporate Governance Committee has used executive search firms to find suitable director candidates. In addition, our Nominating & Corporate Governance Committee also will consider candidates submitted by our stockholders. Stockholders can suggest qualified candidates for our Board by writing to our Secretary at LaBranche & Co Inc., 33 Whitehall Street, New York, NY 10004. Submissions will be forwarded to the Chair of our Nominating & Corporate Governance Committee for further review and consideration.

Communications with our Board

Any stockholder who wishes to contact our Board of Directors, our Lead Director or any other member of our Board should direct written correspondence to our Secretary at LaBranche & Co Inc., 33 Whitehall Street, New York, NY 10004. The Secretary will forward such communications to our Board or the specified individual Board member to whom the communication is directed.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the Board of directors or the Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

PROPOSAL NO. 2—APPROVAL OF

THE LABRANCHE & CO INC. 2010 EQUITY INCENTIVE PLAN

The Board of Directors adopted the LaBranche & Co Inc. 2010 Equity Incentive Plan on January 14, 2010 (the “2010 Equity Incentive Plan”), subject to approval of our stockholders. The 2010 Equity Incentive Plan is intended to provide equity-based compensation incentives to eligible personnel of our Company and its subsidiaries and affiliates in order to attract, retain and motivate such personnel and to further align the interests of such personnel with those of our stockholders. As approved by our Board of Directors, up to 4,500,000 shares of our common stock are available for grant under the 2010 Equity Incentive Plan, which, as described below, is approximately equivalent to the number of shares that were left available for grant upon termination of our 1999 Equity Incentive Plan when it terminated in August 2009. The full text of the 2010 Equity Incentive Plan is attached to this Proxy Statement as Appendix A. Our 1999 Equity Incentive Plan expired in August 2009 and the proposed 2010 Equity Incentive Plan is designed to replace our 1999 Equity Incentive Plan and contains essentially the same material terms as the 1999 Equity Incentive Plan. The following description of the material features of the 2010 Equity Incentive Plan is qualified in its entirety by reference to the text of the 2010 Equity Incentive Plan. If approved by shareholders, the 2010 Equity Incentive Plan will become effective immediately.

Our compensation program contemplates potential grants of equity-based incentives to officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for our Company and its subsidiaries and affiliates, as the Compensation Committee may select. Currently, we have three independent directors, five named executive officers and approximately 120 other employees who are eligible to participate in the 2010 Equity Incentive Plan by virtue of their being employees and/or directors. There are currently no consultants or other individuals who perform services for us that are entitled to participate in the Plan.

The amounts or types of benefits, if any, that may be granted under this proposed new 2010 Equity Incentive Plan to our named executive officers or any other employee (other than automatic grants to our independent directors for attendance of Board and committee meetings, as set forth below) has not been and cannot be determined at this time.

As disclosed on page 48 of this proxy statement, each of our three independent directors—Ms. Dietze and Messrs. Kiernan and Robbins—received an award of 21,626 shares, 21,626 shares and 22,491 shares, respectively, of our common stock under the proposed new 2010 Equity Incentive Plan. Like the Plan itself, these grants are subject to stockholder approval of the Plan. If the stockholders do not approve the Plan at the Annual Meeting, Ms. Dietze and Messrs. Kiernan and Robbins will receive the cash in lieu of the stock of $62,500, $62,500 and $65,000, based on their attendance of meetings in 2009, at the rate of $2,500 per Board and Committee meeting attended.

In recent years, equity-based incentives granted by us to our employees have been in the form of restricted stock awards granted under our 1999 Equity Incentive Plan. Prior to 2003, equity awards were in the form of RSUs and non-qualified stock options granted under the terms of the 1999 Equity Incentive Plan that have expired by their terms (although certain stock option awards may remain outstanding until January 17, 2012). The 1999 Equity Incentive Plan and its amendments were approved by our stockholders. When our 1999 Equity Incentive Plan expired in August 2009, we had approximately 4,253,595 shares remaining available for grant out of the 7,687,500 total shares authorized for grant under the plan, and an additional 231,329 RSUs were forfeited in 2009 and 2010 under the 1999 Plan due to employee terminations. The composition of outstanding awards and shares available for grant under our prior equity incentive plans for employees and directors as of April 1, 2010, are as follows:

	Stock Options Outstanding[1]	Unvested Restricted Stock Units Outstanding	Shares remaining available for grant at Termination of 1999 Plan
1999 Equity Incentive Plan	325,000	490,185	4,253,595

1	All stock option awards are fully vested. Total weighted average exercise price is $35.00 and weighted average remaining contractual life is 1.8 years. The 1999 Equity Incentive Plan terminated in August 1999, and no further awards may be made under such plan. An additional 231,329 RSUs were forfeited in 2009 and 2010 under the 1999 Plan due to employee terminations after the plan terminated.

Approval of the 2010 Incentive Plan by our stockholders will not affect the rights of participants with respect to any outstanding restricted stock or stock option awards previously granted under the 1999 Equity Incentive Plan.

Beginning in 2010, we plan to grant restricted stock units, which upon vesting, the participant will receive one share of our common stock in exchange for each restricted stock unit. During the vesting period, the holder of a restricted stock unit will not enjoy the right to vote the underlying unvested shares of common stock or to receive dividend payments. We believe that restricted stock units afford more flexibility in structuring performance-based awards, which is an integral part of our equity-based compensation program. Other distinctions between the award types are discussed below.

Stockholder Approval Requirements

Internal Revenue Code Section 422. Section 422 of the Internal Revenue Code (the “Code”) provides, among other requirements, that stockholders approve plans providing for the award of incentive stock options in order for such awards to qualify as incentive stock options under the Code. Although we do not at this time intend to award incentive stock options to executives or other key employees, the approval of the 2010 Incentive Plan by stockholders will qualify any such incentive stock options under Code Section 422 in the event that, in the future, we determine that incentive stock options should become part of our executive compensation strategy.

NYSE Corporate Governance Standards. Companies, like ours, whose securities are listed on the New York Stock Exchange (“NYSE”), are required to comply with the requirements of the NYSE’s listing standards to maintain that listing. Among other requirements, and subject to certain exceptions that do not apply to the 2010 Equity Incentive Plan, NYSE-listed companies must obtain stockholder approval for any “equity-compensation plan,” which is defined to include any plan or other arrangement that provides for the delivery of equity securities of the listed company to any employee, director, or other service provider as compensation for services. Accordingly, we are seeking stockholder approval of the 2010 Equity Incentive Plan as required by the NYSE listing standards.

If the stockholders fail to approve the 2010 Equity Incentive Plan, the 2010 Equity Incentive Plan will not become effective. In such an event, we will have no equity incentive plan by which we can grant equity-based compensation awards to our directors, officers and employees and by which we believe we can further align their interests with those of our stockholders.

Administration

The 2010 Incentive Plan will be administered by our Compensation Committee. The Compensation Committee consists of not less than three of our directors, all of whom are “outside” directors, as defined in Section 162(m) of the Code, and “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”). Compensation Committee members serve at the pleasure of our Board of Directors.

The Compensation Committee will have full power to interpret and administer the 2010 Equity Incentive Plan and full authority to select each individual to whom awards will be granted (each, a “participant”) and to determine the type and amount of awards to be granted, the consideration (if any) to be paid for such awards, the timing of such awards, and the other terms and conditions of awards granted under the Plan.

The Compensation Committee will also have the authority to adopt, alter, change, and repeal such rules, regulations, guidelines, and practices governing the 2010 Equity Incentive Plan, to interpret the terms and provisions of the plan and any award issued under the plan (and related award agreements), to our direct employees or other advisors to prepare such materials or perform such analyses as the Compensation Committee deems necessary or appropriate, and otherwise to supervise the administration of the 2010 Equity Incentive Plan.

Eligibility

Participants under the 2010 Equity Incentive Plan may include directors, officers and other employees of our Company and its subsidiaries and affiliates (but excluding members of the Compensation Committee and any other person who serves only as a director) who are responsible for or contribute to the management, growth or profitability of the business of the company, our subsidiaries or affiliates (“eligible persons”). “Affiliate” includes any entity (other than our Company and its subsidiaries) that is designated by the Board of Directors as a participating employer under the 2010 Equity Incentive Plan.

Notwithstanding the foregoing, automatic awards of unrestricted shares of our common stock will be made to members of our Board of Directors who are not employees of, or consultants to, the our Company. Each of our non-employee directors shall, in lieu of receiving cash payment of any attendance fees payable for Board or committee meetings attended by such director during each calendar year, be entitled to receive, promptly following the completion of such calendar year, the number of unrestricted shares of common stock (rounded up to the nearest whole number) determined by dividing the aggregate amount of attendance fees otherwise payable to him or her for such calendar year by the shall be the closing sales price of a share of our common stock on the first trading day of the calendar year following the calendar year on which the meetings were attended.

To the extent any equity-based compensation was granted between the date of Board approval of the 2010 Equity Incentive Plan (January 14, 2010), including the automatic grants of unrestricted shares to our non-management Board members for their attendance of Board and committee meetings in 2009, the vesting of those shares (including the delivery of the shares to non-management directors for their attendance of 2009 meetings) will not occur until after the 2010 Equity Incentive Plan is approved by our stockholders.

Stock Subject to the Plan

Four million five hundred shares of our common stock are reserved and available for awards under the 2010 Equity Incentive Plan, and the maximum number of shares of stock available (but not reserved) for awards of incentive stock options is also 4,500,000. Any stock issued under the 2010 Incentive Plan may consist of authorized and unissued shares or treasury shares. The closing price of our common shares on the New York Stock Exchange on April 1, 2010, was $5.11 per share.

If any stock subject to any award granted under the 2010 Equity Incentive Plan is forfeited, or an award otherwise terminates or expires without the issuance of stock, the stock that is subject to such award will again be available for distribution in connection with future awards under the 2010 Equity Incentive Plan.

In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, reverse share split, combination of shares, or other change in the corporate or capital structure of the company affecting our shares of common stock, to prevent dilution or enlargement of rights, an appropriate substitution or adjustment will be made in (1) the aggregate number of shares of stock reserved for issuance under the 2010 Equity Incentive Plan, (2) the maximum number of shares or units that may be subject to awards granted under the 2010 Equity Incentive Plan to any eligible person during any calendar year or other period, (3) the number and option exercise price of shares subject to outstanding options or stock appreciation rights granted under the plan, (4) the number of shares subject to restricted stock awards granted under the plan, and (5) the number of restricted stock units granted under the plan. The number of shares subject to any award of restricted stock, stock options, or stock appreciation rights will always be a whole number, and any fractional shares will be eliminated.

No participant may be granted awards under the 2010 Incentive Plan with respect to an aggregate of more than 500,000 shares of stock (subject to the adjustments described above) during any calendar year.

Terms Applicable to All Awards

Subject to the provisions of the 2010 Equity Incentive Plan, awards may be granted to eligible persons at any time and from time to time as determined by the Compensation Committee. The Compensation Committee will determine the individuals to whom, and the time or times at which, grants of awards will be made; the number of shares of restricted stock, restricted stock units, stock options, or other interests to be awarded to each eligible person; the price (if any) to be paid by the eligible person and any other restrictions applicable to, such awards; and the other terms and conditions of such awards in addition to those set forth in the 2010 Equity Incentive Plan.

All awards granted under the 2010 Equity Incentive Plan will be subject to the following provisions and will contain such additional provisions as the Compensation Committee deems advisable:

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The participant must accept the award by executing an award agreement (the terms of which will be determined by the Compensation Committee), delivering an executed copy of the award agreement to us, and paying the required purchase price (if any).

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Awards may include either time-based awards. Time-based awards will vest, and all restrictions thereon will terminate, upon the lapse of a period of time specified by the Compensation Committee at the time of grant, provided all other conditions to vesting have been met.

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Subject to the provisions of the 2010 Equity Incentive Plan and related award agreement, during the period commencing on the date of the award and expiring on the date on which all conditions to vesting of such award have been satisfied (the “restriction period”), a participant will not be permitted to sell, transfer, pledge, assign, or otherwise encumber such award, or the stock, units, or other interests subject to such award, other than by will or the laws of descent and distribution. Subject to these limitations, the Compensation Committee may provide for the lapse of such restrictions and conditions to vesting in installments. The provisions of awards need not be the same with respect to each participant.

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Unless otherwise determined by the Compensation Committee, if a participant’s employment by our Company or any subsidiary or affiliate terminates for any reason other than death or a “disability” (each discussed below), all awards held by such participant that are unvested or subject to restriction at the time of such termination will be forfeited.

Restricted Stock Unit Awards

Subject to the provisions of the 2010 Equity Incentive Plan, restricted stock units may be awarded to eligible persons at any time and from time to time as determined by the Compensation Committee. Restricted stock units awarded under the plan will be subject to the following provisions and such additional provisions as the Compensation Committee deems desirable:

•	No instruments or certificates evidencing restricted stock units will be issued, but records of all awards will be maintained by us or our designee.

•	The participant will not have the right to vote the shares represented by restricted stock units prior to the vesting of such units.

•	The participant will not have the right to receive any dividends on shares represented by restricted stock units prior to the vesting of such units.

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If a participant’s employment by our Company or any subsidiary or affiliate terminates by reason of death or disability, any restricted stock units held by such participant at the time of death or disability will vest

Restricted Stock Awards

Subject to the provisions of the 2010 Incentive Plan, restricted stock may be awarded to eligible persons at any time and from time to time as determined by the Committee. Restricted stock awarded under the Plan will be subject to the following provisions, and such additional provisions as the Committee deems desirable:

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Each participant receiving a restricted stock award will be issued a stock certificate in respect of such shares of restricted stock. Such certificate will be registered in the name of such participant, and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award. The stock certificate evidencing such shares of restricted stock will be delivered to and held by us, or our designee, until the restrictions on such shares lapse or any conditions to the vesting of such award are satisfied. However, at our option, any shares of restricted stock awarded to any participant may be issued and held in book entry form. In such event, no stock certificates evidencing such shares will be issued and the applicable restrictions will be noted in the records of our transfer agent and in the book entry system.

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Except as provided otherwise in the 2010 Equity Incentive Plan or the award agreement, the participant will have, with respect to the shares of restricted stock awarded, all of the rights of a stockholder of our Company, including the right to vote the stock and the right to receive any dividends or other distributions on such shares. However, the Compensation Committee may determine, with respect to any award of restricted stock, that cash dividends or other distributions declared on the restricted stock will not be paid or distributed immediately, but will be subject to all the terms and conditions regarding vesting, restrictions and forfeiture that apply to the shares of restricted stock to which such dividends or distributions relate. In each such instance, the Compensation Committee will also determine at the time of the award all necessary or appropriate details concerning such delayed dividends and distributions. Stock dividends issued with respect to restricted stock will be treated as additional shares of restricted stock that are subject to the same restrictions and other terms and conditions, including vesting and forfeiture provisions, that apply to the shares with respect to which such dividends are issued.

If a participant’s employment by our Company or any subsidiary or affiliate terminates by reason of death or disability, then any award of restricted stock held by such participant at the time of death will vest and any restrictions will lapse after such termination.

Stock Option Awards

Stock options may be granted under the 2010 Equity Incentive Plan to eligible persons as determined by the Compensation Committee. The Compensation Committee will have the authority to grant to participants incentive stock options, non-qualified stock options, or a combination of both types of options, subject to the requirements of the plan. Incentive stock options are stock options intended to satisfy the requirements of Section 422 of the Code or any successor to Section 422. Non-qualified stock options are stock options that do not qualify as incentive stock options. Stock options granted under the 2010 Equity Incentive Plan will be subject to the following requirements and will contain such additional provisions, not inconsistent with the terms of the plan, as the Compensation Committee deems desirable:

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The option exercise price per share of stock purchasable under a non-qualified stock option will be determined by the Compensation Committee and will be not less than 100% of the fair market value of the stock on the date of grant. The option exercise price per share of stock purchasable under an incentive stock option will be determined by the Compensation Committee and will be not less than 100% of the fair market value of the stock at the date of grant (or 110% of the fair market value of the stock at the date of grant in the case of a participant who at the date of grant owns more than ten percent of the total combined voting power of all classes of stock of the company or our subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code) (a “10% participant”).

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The option term will be determined by the Compensation Committee and may not exceed ten years from the date the option is granted (or, five years in the case of an incentive stock option awarded to a 10% participant).

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Stock options will be exercisable subject to the requirements determined by the Compensation Committee. If any stock option is exercisable only in installments or only after a specified vesting date, the Compensation Committee may accelerate or waive, in whole or in part, such installment exercise provisions or vesting date, at any time at or after grant based on such factors as the Compensation Committee determines, provided such action would not result in the loss of any exemption under Rule 16b-3 of the 1934 Act.

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Stock options may be exercised in whole or in part, at any time after vesting during the option term, by providing appropriate notice to us and payment in full of the option exercise price of the shares of stock for which the option is exercised, in cash or by check or by such other instrument or arrangement as the Compensation Committee may approve. Unless otherwise determined by the Compensation Committee, payment, in full or in part, of the option price of incentive stock options and non-qualified stock options may be made in the form of unrestricted stock which has been owned by the participant for more than six (6) months, valued at the fair market value of the stock on the date the option is exercised.

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A participant will not have rights to dividends or any voting or other rights of a stockholder with respect to any stock subject to an option until the participant gives appropriate notice of exercise, has paid in full for such shares, has given, if requested by our Company, a representation that he or she is acquiring the stock without any intent to distribute it, and such shares are issued to the participant.

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All stock options will be exercisable during the participant’s lifetime only by the participant or, if the participant is unable to exercise an option as a result of the participant’s disability, by his or her authorized legal representative.

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If a participant’s employment by our Company or any subsidiary or affiliate terminates by reason of death or disability, then any award of stock options held by him or her may be exercised after such termination, to the extent such option was exercisable at the time of death or would have become exercisable within one year from the time of death or disability had the participant continued to fulfill all conditions of the option during such period (or on such accelerated basis as the Compensation Committee may determine), by the estate of the participant for a period of one year (or such other period as the Compensation Committee may specify) from the date of the participant’s death, subject to certain restrictions. The balance of the award, if any, will be forfeited.

Unless otherwise determined by the Compensation Committee, if a participant’s employment by our Company or any subsidiary or affiliate terminates for any reason other than death, disability or for cause, all stock options held by the participant will immediately terminate, except that, as to any option installment that was exercisable at the time of termination, the option may be exercised at any time on or before the earlier of sixty (60) days after the date of such termination or the applicable expiration date of the award.

Incentive Stock Options. Only employees of our Company or a subsidiary will be eligible to receive incentive stock options. An incentive stock option will be exercisable by (1) a participant’s authorized legal representative (if the participant is unable to exercise the incentive stock option as a result of the participant’s disability) only if, and to the extent, permitted by Code Section 422 and Section 16 of the 1934 Act, and the rules and regulations under Code Section 422 and Section 16, and (2) by the participant’s estate, in the case of death, or authorized legal representative, in the case of disability, no later than ten (10) years from the date the incentive stock option was granted (or five years in the case of a 10% participant) (in addition to any other restrictions or limitations that may apply). Regardless of any provisions in the 2010 Equity Incentive Plan to the contrary, no provision of the plan relating to incentive stock options may be interpreted, amended or altered, nor may any discretion or authority granted under the plan be exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of the participant(s) affected, to disqualify any incentive stock option under such Section 422 or any successor to Section 422.

Stock Appreciation Right Awards

Stock appreciation rights may be granted alone, in addition to or in tandem with other awards granted under the 2010 Equity Incentive Plan or cash awards made outside of the plan. In the case of an award of stock appreciation rights relating to an award of non-qualified stock options, such rights may be granted either at or after the time of the grant of the related non-qualified stock options. In the case of incentive stock options, such rights may be granted in tandem with incentive stock options only at the time of the grant of such incentive stock options and exercised only when the fair market value of the stock subject to the option exceeds the exercise price of the option.

Stock appreciation rights issued in tandem with stock options (“tandem SARs”) will terminate and will cease to be exercisable upon the termination or exercise of the related stock option, subject to such provisions as the Compensation Committee may specify if a stock appreciation right is granted with respect to less than the full number of shares of stock subject to the related stock option.

All stock appreciation rights granted under the 2010 Equity Incentive Plan will be exercised, subject to the provisions below, in accordance with the procedures established by the Compensation Committee for such purpose. Upon such exercise, the participant will be entitled to receive an amount determined in the manner described below and in the award agreement.

Stock appreciation rights granted under the 2010 Equity Incentive Plan will be subject to the following provisions and will be subject to such additional provisions, not inconsistent with the provisions of the plan, as the Compensation Committee deems desirable:

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Tandem SARs will be exercisable only at such time(s) and to the extent that the stock options to which they relate are exercisable in accordance with the provisions of the plan governing stock options and stock appreciation rights. Stock appreciation rights granted separately from stock options (“freestanding SARs”) will be exercisable as the Compensation Committee determines.

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Upon the exercise of a stock appreciation right, a participant will be entitled to receive an amount in cash or shares of stock, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of stock on the date of exercise of the stock appreciation right over (1) the option price per share specified in the related stock option in the case of tandem SARs, which price will be fixed no later than the date of grant of the tandem SARs, or (2) the price per share specified in the related award agreement in the case of freestanding SARs, which price will be not less than the fair market value of the stock on the date of grant, multiplied by the number of shares of stock in respect of which the stock appreciation right will have been exercised. The Compensation Committee will have the right to determine the form of payment (i.e., cash, stock, or any combination of cash and stock) and to approve any election by the participant to receive cash, in whole or in part, upon exercise of the stock appreciation right. When payment is made in stock, the number of shares of stock to be paid will be calculated on the basis of the fair market value of the stock on the date of exercise. Notwithstanding the foregoing, the Compensation Committee may limit the appreciation in value of any stock appreciation right at any time prior to exercise.

•	Upon the exercise of a tandem SAR, the related stock option must also be exercised at the same time.

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The Compensation Committee may grant “limited” stock appreciation rights, which are freestanding SARs that become exercisable only in the event of a “change in control” (as defined below), subject to such requirements as the Compensation Committee may specify. Limited stock appreciation rights will be settled solely in cash.

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Stock appreciation rights will not be transferable by the participant other than by will or by the laws of descent and distribution, and all stock appreciation rights will be exercisable, during the participant’s lifetime, only by the participant or, subject to the provision below, by his or her authorized legal representative if the participant is unable to exercise a stock appreciation right as a result of the participant’s disability.

Unless varied by the Compensation Committee, stock appreciation rights will be subject to the same provisions (as described above) that apply to stock options in the situations where a participant’s employment terminates by reason of death or otherwise, or where we buy out a previously granted option (but only if the stock appreciation right is not under water), except that the provisions applicable to any stock appreciation right held by a participant that is subject to Section 16 of the 1934 Act may not be varied in a manner that would cause the exercise or cancellation of such stock appreciation right to fail to qualify for any applicable exemption provided by Rule 16b-3 under the 1934 Act.

Right of Recoupment

We have the right to recoup performance-based awards to any employee, including senior executive officers and officers, that have previously vested or been paid in certain circumstances. This policy applies to all cash incentives, equity incentives, restricted stock/units, options (vested or unvested), or other retention amounts under any plan or arrangement sponsored by our Company. If our Board or an appropriate Committee of the Board determines that, as a result of an act of embezzlement, fraud, breach of fiduciary duty, or other misconduct, a restatement either directly or indirectly of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, the senior officer, officer or other employee has received more compensation than would have been paid absent the embezzlement, fraud, misconduct, write-off or incorrect financial statement, the Board or Committee, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the embezzlement, fraud, misconduct, write-off or restatement and to prevent its recurrence.

The Board or Committee may require reimbursement of the after-tax portion of any cash compensation awarded to such senior executive officer, officer or other employee or cancel unvested restricted stock or outstanding stock option awards previously granted to such senior executive officers, officers or employees in the amount by which such performance-based compensation awarded to them exceeded any lower payment that would have been made taking into account the effect of the fraud, misconduct, write-off or restated financial results. In addition, the Board or Committee may also seek to recoup any after tax gains realized in respect of equity based compensation, including stock options and restricted stock/units regardless of when issued. Such recovery, at the Board or Committee’s discretion, may be made by lump sum payment, installment payments, credits against unvested awards made under the plan, credits against future bonus or other incentive payments or awards, or other appropriate mechanism. We have this right of recoupment whether or not the employee in question was at fault or responsible for causing the embezzlement, fraud, misconduct, write-off or restatement in question. We believe this provision provides a strong risk mitigation incentive for our senior executive officers and other employees.

Change in Control Provision

A “change in control” is defined by the 2010 Equity Incentive Plan to mean a change in the ownership of our Company, a change in effective control of our Company, or a change in the ownership of a substantial portion of our Company’s assets, each as defined in Code Section 409A. Under Code Section 409A, a change in control is generally deemed to occur if any of the following occurs:

•	change in ownership is considered to be the acquisition of over 50% of our fair market value or total voting power by a person or persons acting as a group.

•	during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with us to effect a change in control transaction whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board, cease for any reason to constitute at least a majority of the Board.

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our stockholders of approve a plan or agreement for the sale or disposition of all or substantially all of our assets (other than such a sale or disposition immediately after which such assets shall be owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of the common stock immediately prior to such sale or disposition).

Unless otherwise provided in the applicable award agreement, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of our Company with or into any other entity, a spin-off of an entity, or any transaction in which another person or entity acquires all our issued and outstanding common stock, or all or substantially all the assets of our Company , outstanding awards may be assumed or an equivalent award may be substituted by the person or entity or a parent or subsidiary of the person or entity.

To the extent any such award constitutes deferred compensation under Code Section 409A, the required distribution to any “specified employee” as defined under Code Section 409A may not occur until six (6) months and one (1) day after the applicable vesting date.

Amendments and Termination

Our Board of Directors may amend, supplement, alter, or discontinue the 2010 Equity Incentive Plan at any time, but no such action will impair the rights under any award previously granted under the 2010 Equity Incentive Plan without the participant’s consent. We will submit to our stockholders, for their approval, any amendments to the plan that are required, either by law or the rules and regulations of any governmental authority or any stock exchange upon which the stock is then traded, to be approved by stockholders. Our shares of common stock are currently traded on the NYSE.

Subject to changes in law or other legal requirements that would permit otherwise, the 2010 Equity Incentive Plan may not be amended without the approval of the stockholders, to (1) increase the total number of shares of stock that may be issued under the 2010 Equity Incentive Plan or to any individual during any calendar year (except for adjustments described above), (2) permit the granting of stock options or stock appreciation rights with option exercise prices lower than 100% of the fair market value of the stock on the date of the grant, or permit the Compensation Committee to reduce the exercise price of previously issued and outstanding stock options or stock appreciation rights, (3) modify the 2010 Equity Incentive Plan’s eligibility requirements, or (4) increase the number of shares that may be awarded in the form of incentive stock options.

The Compensation Committee, at any time, may amend the terms of any outstanding award, but no such amendment will be made that would: (1) impair the rights under an award previously granted without the participant’s consent; (2) in the case of any award of a stock option or stock appreciation right, reduce the exercise price relating to such award or, in any other case, reduce the purchase price (if any) of the stock which is subject to an outstanding award; (3) make the applicable exemptions provided by Rule 16b-3 under the 1934 Act unavailable to any participant that is subject to Section 16 of the 1934 Act and holds an award, without the participant’s consent; or (4) with respect to any award subject to the restrictions on deferred compensation under Code Section 409A, result in a modification of the timing or form of payment of such compensation under such award except to the extent permitted by Code Section 409A and the regulations under Section 409A.

Subject to the above provisions, our Board of Directors will have all necessary authority to amend the 2010 Equity Incentive Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Federal Income Tax Consequences of the 2010 Equity Incentive Plan

The following is a brief summary of the general Federal income tax consequences of transactions under the 2010 Equity Incentive Plan based on Federal income tax laws in effect as of April 1, 2010. This summary is not intended to be exhaustive and does not describe any foreign, state, or local tax consequences.

Tax Treatment of Restricted Stock Units. In general, a participant has no income with respect to a restricted stock unit until a share is distributed upon the vesting of a unit. On that date, the participant has ordinary income in an amount equal to the fair market value of the share received. The participant’s tax basis in the share received is the amount included in his or her income, and the participant’s holding period in the share commences on the day after receipt of the share. Upon disposition of the share, the participant will recognize short-term or long-term gain or loss equal to the difference between the amount realized and his or her basis in the share.

In general, we are entitled to a deduction equal to the amount included in the participant’s ordinary income in the year in which such amount is reported for tax purposes by the participant, provided the company satisfies applicable withholding and reporting requirements. The amount of our deduction may be limited under Section 162(m) of the Code if a covered employee’s non-performance-based compensation exceeds $1 million in such year.

Tax Treatment of Restricted Stock. Unless a participant makes an election under Code Section 83(b), restricted stock awards are not included in his or her income until the award vests. At vesting, the participant is taxed at ordinary income rates on the fair market value of the stock on the vesting date. Upon disposition of such a share, the participant will recognize short-term or long-term gain or loss equal to the difference between the amount realized and the fair market value of the share on the vesting date.

Within 30 days of receipt of a restricted stock award, a participant may elect, under Code Section 83(b), to include in ordinary income on the date of receipt of the restricted stock the fair market value of the stock (without taking into account any restrictions other than those which by their terms never lapse) reduced by the amount, if any, that he or she pays for the stock. Upon disposition of a share for which such an election has been made, the participant will recognize short-term or long-term gain or loss equal to the difference between the amount realized and the fair market value of the stock on the grant date.

In general, we are entitled to a deduction equal to the amount included in the participant’s ordinary income in the year in which such amount is reported for tax purposes by the participant, provided the company satisfies applicable withholding and reporting requirements. The amount of the deduction may be limited under Code Section 162(m) if a covered employee’s non-performance-based compensation exceeds $1 million in any year.

Tax Treatment of Stock Options. Non-Qualified Stock Options. For stock options that are non-qualified stock options with an exercise price equal to or greater than the fair market value of the common shares on the date of grant, generally: (1) no income is realized by the participant at the time the option is granted; (2) upon exercise of the option, the participant realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price paid for the shares; and (3) upon disposition of the shares received upon exercise of the option, the participant recognizes, as either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares, a gain or loss equal to the difference between the amount realized and the fair market value of the shares on the date of exercise. The participant’s tax basis is equal to the sum of the purchase price of the shares and the amount of income, if any, recognized upon the exercise of such option.

With respect to the exercise of a non-qualified stock option and the payment of the option price by the delivery of shares of common stock previously owned by the participant, the participant will still realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of the exercise over the option exercise price paid for the shares, but with respect to the shares that are surrendered to pay the option exercise price, the following will apply. If the number of shares of common stock received by the participant does not exceed the number of shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common stock received will be the same as the tax basis of the common stock surrendered, and the holding period of the participant in the common stock received will include his holding period in the common stock surrendered. If the number of shares of common stock received exceeds the number of shares surrendered, ordinary income will be realized by the participant at the time in the amount of the fair market value of such excess common stock, the tax basis of such excess common stock will be such fair market value, and the holding period of the participant in such common stock will begin on the date such common stock is transferred to the participant.

In general, we are entitled to a deduction equal to the amount included in the participant’s ordinary income in the year in which such amount is reported for tax purposes by the participant, provided the company satisfies applicable withholding and reporting requirements. Generally, stock options with an option exercise price equal to or greater than the fair market value on the date of grant are generally treated as performance-based compensation; consequently, such stock options are normally not subject to the deduction limits relating to non-performance-based compensation under Code Section 162(m).

Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an incentive stock option. If common stock is issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such common stock is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then (1) upon the sale of such common stock, a long-term capital gain or loss will be realized in an amount equal to the difference between the option price and the amount realized by the participant, and (2) no deduction will be allowed to the participant’s employer (i.e., the company) for Federal income tax purposes.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (2) the participant’s employer will be entitled to deduct any such amount if we satisfy certain Federal withholding or reporting requirements. Any further gain (or loss) realized (i.e., the difference between the amount realized and the fair market value of the shares on the date of exercise, in the case of a gain, or the option price, in the case of a loss) by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction for the employer.

For the purposes of computing a participant’s alternative minimum tax, the excess of the fair market value of the common stock at the time of exercise over the option price is an item of tax preference (unless there is a disposition of the shares acquired upon exercise of an incentive stock option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the participant.

With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of common stock, if the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the participant at that time; the tax basis of the common stock received will be the same as the tax basis of the common stock surrendered and the holding period (except for purposes of the one-year period referred to above) of the participant in the common stock received will include his holding period in the shares surrendered. If the number of shares of common stock received exceeds the number of shares surrendered, no taxable income will be realized by the participant at that time, such excess common stock will be considered incentive stock option stock with a zero basis, and the holding period of the participant in such shares will begin on the date such shares are transferred to the participant. If the common stock surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date of the option or one year after the transfer of common stock to the participant, the surrender will result in the realization of ordinary income by the participant at that time in the amount of the excess, if any, of the fair market value on the date of exercise of the common stock surrendered over the option price of such shares. If any of the shares of common stock received are transferred by the participant, the participant will be treated as having first disposed of the shares with a zero basis.

Tax Treatment of Stock Appreciation Rights. For stock appreciation rights, generally: (1) no income is realized by the participant at the time the stock appreciation right is granted; (2) upon exercise of the stock appreciation right, the participant realizes ordinary income in an amount equal to the cash received or the fair market value of the shares received on the date of exercise; and (3) upon disposition of the shares, if any, received upon exercise of the stock appreciation right, the participant recognizes either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares, equal to the difference between the amount realized and the fair market value of the shares on the date of exercise.

In general, we are entitled to a deduction equal to the amount included in the participant’s ordinary income in the year in which such amount is reported for tax purposes by the participant, provided the company satisfies applicable withholding and reporting requirements. Stock appreciation rights with a price per share equal to or greater than the fair market value on the date of grant are generally treated as performance-based compensation; consequently, such stock appreciation rights are normally not subject to the deduction limits relating to non-performance-based compensation under Code Section 162(m).

Term of Plan

No award will be granted pursuant to the 2010 Equity Incentive Plan on or after January 14, 2020, but awards granted prior to such date may extend beyond that date, subject to the terms of the 2010 Equity Incentive Plan and any applicable award agreement.

Other Benefit Plans for Executives and Other Key Employees

We maintain other benefits and plans to compensate and reward executives and other key employees in addition to their regular salaries. Each such employee has the potential to earn an annual cash bonus, is eligible to participate in our 401(k) plan and may participate in the health and other employee benefit plans that are generally available to regular employees of our Company who satisfy minimum requirements. Further information concerning certain of our executive compensation program can be found under “Compensation Discussion and Analysis,” beginning on page 38 of this proxy statement.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2010 Equity Incentive Plan. An abstention from voting on this matter will be treated as “present” for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against this proposal because the abstention results in one less vote for such proposal. Broker non-votes are not treated as a “vote” for or against the approval of the 2010 Equity Incentive Plan, and thus will not have any impact on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS DEEMS THE APPROVAL OF THE NEW 2010 EQUITY INCENTIVE PLAN TO BE IN OUR AND OUR STOCKHOLDERS’ BEST INTERESTS AND RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3—APPROVAL OF

OUR NEW SENIOR EXECUTIVE BONUS PLAN

Since 2003, we have maintained two separate bonus compensation plans—the LaBranche & Co Inc. Senior Executive Bonus Plan, which was approved by our stockholders at the 2003 Annual Meeting of Stockholders and subsequently amended in 2006 (the “Existing Senior Plan”), and the LaBranche & Co Inc. Annual Incentive Plan. We implemented the Existing Senior Plan to enable us to pay bonus amounts to our Chief Executive Officer and other officers that qualify for the exception to the $1.0 million annual deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), for “performance-based compensation.” The Annual Incentive Plan provides for the payment of incentive compensation to our managing directors and other key employees who do not participate in the Existing Senior Plan, as determined by the Compensation Committee. The Existing Senior Plan operates in conjunction with our Annual Incentive Plan, in that the aggregate bonus payment that can be made under both plans for any fiscal year cannot exceed 30% of our “Pre-Tax Income,” as defined in the plans, for such fiscal year.

On March 19, 2010, our Compensation Committee recommended, and our Board of Directors unanimously approved, subject to stockholder approval, a new Senior Executive Bonus Plan (the “New Senior Plan”) to replace the Existing Senior Plan. The New Senior Plan is described in detail below. In order to assure that bonuses paid under the New Senior Plan will qualify for the exception for “performance-based compensation” under Section 162(m), we are submitting the proposed New Senior Plan for approval by our stockholders.

In the event our stockholders do not approve the New Senior Plan, the Existing Senior Plan will remain in full force and effect. If the New Senior Plan is approved by our stockholders, the Existing Senior Plan will be terminated and replaced by the New Senior Plan with effect as of March 19, 2010 and applicable to the full year ending December 31, 2010.

Notwithstanding the above, we continue to reserve our right to pay our executive officers, including participants in the Existing Senior Plan as proposed to be amended, amounts which may or may not be deductible under Section 162(m) of the Code, including bonus amounts which are paid independent of either plan.

Summary of Existing Senior Plan

Under the Existing Senior Plan, at the beginning of each fiscal year performance period, our Compensation Committee selects the executive officers who will participate in the Existing Senior Plan during that fiscal year performance (each, a “fiscal period”). Those executive officers who are selected by our Compensation Committee as participants in the Existing Senior Plan for a fiscal period may not participate in our Annual Incentive Plan for the same fiscal period. Subject to our Compensation Committee’s discretion to reduce or eliminate any bonus payable under the Existing Senior Plan, each participant is eligible to receive for each fiscal period a bonus equal to 5% of our Pre-Tax Income, as defined in the Existing Senior Plan, during such fiscal period. In no event, however, may the aggregate amount paid under the Existing Senior Plan and the Annual Incentive Plan with respect to any fiscal year exceed an aggregate of 30% of our Pre-Tax Income for such fiscal year. The bonuses payable under the Existing Senior Plan were payable in cash and/or equity in the discretion of the Compensation Committee, with any equity grants in lieu of cash to be made under the terms of our Equity Incentive Plan(s). To date, all bonuses payable under the Existing Senior Plan have been made in cash.

Performance Periods—The Existing Senior Plan enables our Compensation Committee to establish separate “performance periods,” as defined under the plan, that are based on our performance over a whole fiscal year or portions of a fiscal year. These “performance periods” may run consecutively or concurrently. Under the Existing Senior Plan, in order to comply with Section 162(m) of the Internal Revenue Code, our Compensation Committee will be required to establish each performance period prior to the earlier of (1) the 90th day after the commencement of the performance period or (2) the date on which 25% of the performance period has elapsed

(the “establishment date”). In January 2009, our Compensation Committee established that the performance periods for 2009 were (a) the first two fiscal quarters of 2009 and (b) the full fiscal year of 2009.

Participation—The Existing Senior Plan requires our Compensation Committee to select the participants for each performance period no later than the establishment date for that performance period. Under the Existing Senior Plan, our five named executive officers were participants.

Bonus Amounts—The Existing Senior Plan provides for payment of bonus amounts based on our performance over each performance period (e.g., for 2009, the first two fiscal quarters and the full fiscal year), rather than only based on our performance for the full fiscal year. As proposed, there will be an automatic reduction for any amount previously paid under the plan (in cash and/or equity-based awards) to a participant with respect to any prior performance period ending during the same fiscal year. In addition, the Existing Senior Plan defines “Pre-Tax Income,” as our net income before taxes for each performance period as reported on our consolidated financial statements for the relevant performance period plus the bonus compensation accruals made by us for that performance period, excluding (1) amounts expensed as a result of the amortization of equity-based awards granted to any individual at any time, (2) amounts expensed as a result of the amortization of grants of equity-based awards granted in connection with any acquisition, (3) losses related to the impairment of goodwill, other intangible assets, and exchange memberships, (4) any restructuring expenses, (5) gains or losses on the extinguishment of any of our debt, (6) gains on the restructuring of our debt or other liabilities, (7) gains or losses that are the direct result of major casualties or natural disaster, (8) non-cash gains or losses with respect to the shares of NYSE Euronext, Inc. stock we acquired, and continue to hold, in connection with the consummated mergers between the NYSE and Archipelago Holdings, Inc. and between NYSE Group, Inc. and Euronext, and (9) any other expenses, losses, income or gains that are separately disclosed and are unusual in nature or infrequent in occurrence.

Payment of Bonus Amount; Deferral. The Existing Senior Plan also requires cash bonuses under the plan to be paid no later than the 15th day of the third month after the end of a fiscal year. This provision ensured that annual bonus amounts will not be treated as deferred compensation under new Section 409A of the Code. Our historic practice has been to pay out cash bonuses before such date.

Summary of Material Features of the New Senior Plan.

The New Senior Plan was adopted by our Board of Directors on March 19, 2010 and the participants under this Plan are our five named executive officers. The purpose of the Bonus Plan is to motivate and reward short-term officer performance through the payment of cash award amounts based upon performance to pre-established metrics. Under the New Senior Plan, each named executive officer’s incentive opportunity is based upon the level of achievement of our Company’s and individual performance metrics established by the Compensation Committee. Eligibility under the New Senior Plan is limited to “covered employees’ within the meaning of Section 162(m)(4) of the Code and the underlying Treasury Regulations, and such other employees as determined by the Compensation Committee in its discretion. The bonuses payable under the New Senior Plan are payable in cash and/or equity in the discretion of the Compensation Committee, with any equity grants in lieu of cash to be made under the terms of our proposed 2010 Equity Incentive Plan.

Performance Goals under the New Senior Plan shall be based on any of the following business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Compensation Committee may determine: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Committee); (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions;

(p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) gross or net margins; (u) operating efficiency; (v) customer satisfaction; (w) working capital; (x) debt; (y) debt reduction; (z) price per share of stock; (aa) market share; (bb) completion of acquisitions; dispositions and start-up activities; (cc) business expansion; (dd) product diversification; (ee) new or expanded market penetration and (ff) book value. The foregoing criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures. Any such business criterion or combination of such criteria may apply to the Covered Employee’s bonus opportunity in its entirety or to any designed portion or portions of the bonus opportunity, as the Compensation Committee may specify.

Following the completion of a performance period, the Compensation Committee will review the performance of the participating officers against the established performance goals. Cash bonus awards are then paid after the Compensation Committee has determined the extent to which the performance goals have been achieved. The New Senior Plan allows the Compensation Committee to reduce but not increase the amount of an award that is otherwise payable to a participant upon achievement of the performance goals. The New Senior Plan specifies that payments will be in a lump-sum, and will be made no later than the date that is two and one-half months following the close of the calendar year in which such bonus was earned. The Code requires that the New Senior Plan contain a limit on the amount any one officer may receive in order for bonuses to be tax deductible to our Company. The maximum bonus that can be paid to any officer under the New Senior Plan is $10 million.

Although the New Senior Plan provides for a bonus formula to determine a maximum bonus payable, the Compensation Committee reserves the right to use its negative discretion to reduce the amount actually paid to each participant under the plan, as was the case in the Existing Senior Plan. Under the Existing Senior Plan, our Compensation Committee has always used its negative discretion to reduce the amounts actually paid to the participants under the plan.

No award intended to qualify as performance-based compensation for purposes of Section 162(m) may be paid for 2010 and thereafter under the New Senior Plan unless and until our stockholders have approved the New Senior Plan in a manner which complies with the shareholder approval requirements of Section 162(m).

Interest of Certain Directors and Executive Officers in Proposal No. 3

The Compensation Committee has selected our five named executive officers, who are Messrs. LaBranche, Hayward, Burke, McCutcheon and Gray, as participants in the Existing Senior Plan and the New Senior Plan for 2010 and, unless and until otherwise determined by the Compensation Committee, for each performance period commencing thereafter.

Each of Messrs. LaBranche, Hayward, Burke, McCutcheon and Gray is an executive officer and each of Messrs. LaBranche and Hayward is a director. Messrs. LaBranche, Hayward, Burke, McCutcheon and Gray collectively beneficially own 5,385,064 shares of our common stock, constituting approximately 12.5% of the outstanding shares of our common stock. As a result of the stockholders’ agreement referred to in “Beneficial Ownership of Common Stock by Certain Stockholders and Management,” Messrs. LaBranche, Hayward and James G. Gallagher, a former director and executive officer, may be deemed to beneficially own an aggregate of 7,040,769 shares of our common stock, constituting approximately 16.3% of the outstanding shares of our common stock, due to a stockholders agreement.

The amounts or types of benefits, if any, that may be granted under this proposed new Senior Executive Bonus Plan to our named executive officers or any other employee has not been, and cannot be, determined at this time.

VOTE REQUIRED

The affirmative vote of a majority of the votes cast is required for the approval of the New Senior Plan. Abstentions will have the practical effect of a vote against this proposal. Broker non-votes are not treated as a “vote” for or against this proposal and thus will not have any impact on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS DEEMS THE APPROVAL OF THE NEW SENIOR EXECUTIVE BONUS PLAN TO BE IN OUR AND OUR STOCKHOLDERS’ BEST INTERESTS AND RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

Name	Age	Position
Michael LaBranche	54	Chairman, Chief Executive Officer and President
Alfred O. Hayward, Jr.	62	Director and Executive Vice President; Chief Executive Officer of LaBranche & Co. LLC
Katherine Elizabeth Dietze	52	Director
Donald E. Kiernan	69	Director
Stuart M. Robbins	66	Director
William J. Burke, III	55	Chief Operating Officer
Jeffrey A. McCutcheon	45	Senior Vice President and Chief Financial Officer
Stephen H. Gray	39	General Counsel and Corporate Secretary

Michael LaBranche has been our Chairman, Chief Executive Officer and President since our initial public offering in August 1999. Mr. LaBranche joined our Company as a trader in 1977, and has served as Chairman of the Management Committee of LaBranche & Co. LLC since 1996 and as a member of the Management Committee of LaBranche & Co. LLC since 1988.

Alfred O. Hayward, Jr. has been our Executive Vice President and a member of our Board of Directors since our initial public offering in August 1999. In November 2003, Mr. Hayward became Chief Executive Officer of our LaBranche & Co. LLC subsidiary. Mr. Hayward was a specialist with LaBranche & Co. LLC from 1983 to 2005 and has served as a member of the Management Committee of LaBranche & Co. LLC since 1994. He currently sits on the NYSE Arbitration Panel and is involved with NYSE education programs. Mr. Hayward currently serves as Secretary/Treasurer of the Buttonwood Foundation and has also served as the Chairman of the NYSE’s Allocation Committee.

Katherine Elizabeth Dietze has been a member of our Board of directors since January 2007. Ms. Dietze spent over 20 years in the financial services industry prior to her retirement in 2005. From 2003 to 2005, Ms. Dietze was Global Chief Operating Officer for Credit Suisse First Boston. From 1996 to 2003, she was a Managing Director in Credit Suisse First Boston’s Telecommunications Group. Prior to that, Ms. Dietze was a Managing Director and Co-Head of the Telecommunications Group in Salomon Brothers Inc’s Investment Banking Division. Ms. Dietze began her career at Merrill Lynch Money Markets after which she moved to Salomon Brothers Inc to work on money market products and later became a member of the Debt Capital Markets Group. Ms. Dietze is a member of the board of directors and chairs the compensation committee of Matthews International Corporation, a designer, manufacturer and marketer of memorialization products and brand solutions.

Donald E. Kiernan has been a member of our Board of Directors since March 2003. Mr. Kiernan was Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc. from October 1993 until his retirement in August 2001. From 1990 to October 1993, he served as Vice President of Finance for SBC Communications Inc. Mr. Kiernan is a Certified Public Accountant and was an accountant and partner of Arthur Young & Company and its successor firm, Ernst & Young LLP for more than 20 years. Mr. Kiernan currently serves on the board of directors Health Management Associates, Inc., and has served in the past on the boards of directors and chaired the audit committees of MoneyGram International, Inc. and Seagate Technology.

Stuart M. Robbins has been a member of our Board of Directors since January 2007. Mr. Robbins spent 33 years in the investment banking industry prior to his retirement in 2000. From 1994 to 2000, Mr. Robbins served as Managing Director of Global Equities and as a member of the Board of Directors of Donaldson, Lufkin & Jenrette. From 1987 to 1994, he was Managing Director and Director of Research for DLJ. While at DLJ, he was also Chair of DLJ International (Equities), Chair of Autranet and a member of DLJ’s Executive Committee.

Mr. Robbins also represented DLJ, as a Director of First Call, one of Wall Street’s leading information providers. Since 2000, Mr. Robbins has participated in various business, consulting and charitable activities, including services as Chair of the Board of Directors of SoundView Technology Group, an independent research provider specializing in technology research, from 2002 to 2004, leading up to its merger with Charles Schwab. Mr. Robbins also served as a Director of Archipelago Holdings, a leading electronic securities exchange, from its initial public offering through its merger with the New York Stock Exchange in March 2006. Mr. Robbins also currently serves as a member of the board and executive committee of the Blanchette Rockefeller Neurosciences Institute, a non-profit institute dedicated to the study of both memory and memory disorders. Before 1987, Mr. Robbins was a research analyst and retail industry specialist and was designated an Institutional Investor All Star analyst for 10 consecutive years.

William J. Burke, III has been our Chief Operating Officer since April 2006 and became the Chief Executive Officer of our LaBranche Financial Services, LLC subsidiary in February 2010. From January 2003 to April 2006, Mr. Burke served as the Chief Executive Officer of our LaBranche Financial Services, Inc. subsidiary and served as our Corporate Secretary from August 1999 to April 2006. Mr. Burke also served as the director of business development and director of risk management of our LaBranche & Co. LLC subsidiary from October 1999 to January 2003. From 1991 to 1996, Mr. Burke was the managing partner of W.J. Burke & Co. LLC, a registered market-maker on the NYSE, and was a sole-proprietor specialist on the NYSE from 1989 to 1991. Prior to 1989, Mr. Burke was a vice president of Salomon Brothers. Mr. Burke is a director of the Kenyon Review, a journal of culture and literature.

Jeffrey A. McCutcheon has been our Senior Vice President and Chief Financial Officer since April 2006. Mr. McCutcheon served as LaBranche’s Director of Taxes and Special Projects from September 2002 to January 2005. He has been the chairman of the Company’s Sarbanes-Oxley Act steering committee since January 2003. From May 1995 to January 2002, Mr. McCutcheon was the General Manager of Taxation and a consultant at DaimlerChrysler N.A., and from April 1992 to May 1995, he was a Financial Reporting Manager at Mercedes-Benz USA. From 1986 to April 1992, Mr. McCutcheon was an auditor with the public accounting firm Crowe Horwath, LLP. Mr. McCutcheon is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Wall Street Tax Association and the Financial Executives International.

Stephen H. Gray has been our General Counsel since May 2004 and has been our Corporate Secretary since April 2006. From May 2004 to April 2006, Mr. Gray was our Assistant Corporate Secretary. From June 1998 to May 2004, Mr. Gray was a corporate and securities attorney at the law firm Fulbright & Jaworski L.L.P. in New York, New York, specializing in securities offerings, mergers and acquisitions and general corporate reporting for public and private companies, including LaBranche & Co Inc. since April 2000. From January 1996 to June 1998, he was a corporate and securities attorney at the law firm Brock, Silverstein & McAuliffe, LLC, in New York, New York.

There are no family relationships among any of our directors and executive officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives and Procedures

The Compensation Committee oversees the design, development and implementation of our compensation program for our Chief Executive Officer, our Chief Financial Officer and our three other named executives and for all of our other employees. We believe that compensation should be directly tied to our success in achieving an increase in the value of our stockholders’ investment. Our compensation program is designed to be competitive and thereby attract, retain and reward capable employees who contribute to the attainment of this goal, as well as underscore the importance of integrity and adherence to sound principles of corporate governance. It is also our policy that compensation must fairly reflect our financial performance, our risk management and exposure and the performance of the individual. We evaluate our executive officers based on their impact on our financial performance, commitment to regulatory compliance, risk management, leadership qualities, length of service and dedication to the enhancement of stockholder value. The Compensation Committee meets in connection with the setting of salaries of our named executive officers and the determination of bonuses and other compensation-related matters, including, without limitation, approving grants of share-based compensation, if any, under our equity incentive plan. It also meets at the request of senior management in order to consider compensation issues brought to the Committee’s attention.

We rely heavily on the industry experience, knowledge, skills, integrity and leadership of our management team and key employees. The main elements of compensation, discussed in more detail in “—Compensation Components and Decisions Regarding 2009 Compensation” include:

•	Base salary;

•	Cash bonuses, historically payable mid-year and at year end based on our performance and an assessment of the individual’s contributions; and

•

Equity incentive compensation in the form of restricted stock units (“RSUs”) that may or may not be granted in a particular year. The award of RSUs is contingent on the individual’s performance and also takes into consideration the person’s then-current equity ownership. RSUs are subject to vesting schedules that require continued employment on each vesting date to obtain the underlying shares.

We have a 401(k) defined contribution plan but no other pension plan or defined benefit plan. We have no long-term performance or other deferred compensation programs. As with our other employees, our named executive officers are reimbursed for certain accountable business expenses and receive no perquisites.

Senior management establishes the salaries, bonuses and equity incentive plan grants, if any, for all employees other than our named executive officers, and the Compensation Committee approves the aggregate amount to be paid to employees other than our named executive officers. Senior management recommends the amount of salaries, bonuses and equity incentive plan grants, if any, for our named executive officers (other than Mr. LaBranche), and our Compensation Committee reviews and makes determinations concerning the recommendations in executive session without named executive officers present. Mr. LaBranche’s compensation is determined by the Compensation Committee without a recommendation by Mr. LaBranche or management, based solely on an assessment of Mr. LaBranche’s performance by the Compensation Committee. Mr. LaBranche consults with members of the Compensation Committee in determining the amounts of bonuses to recommend for the named executive officers other than him. Mr. LaBranche attends and participates in the meetings of the Compensation Committee during which goals, performance measures and general targets are discussed, all of which could affect his compensation for the period being discussed, but does not provide the Compensation Committee with any advice or suggestions with respect to the compensation award to him.

Retention of Compensation Consultant by Compensation Committee

With respect to our compensation decisions for 2009, the Compensation Committee retained James F. Reda & Associates, LLC as its compensation consultant. No members of our senior management met with the compensation consultant in connection with our 2009 year-end bonus decisions. The Chair of the Compensation Committee met with the compensation consultant in directing the consultant on their activities. The Compensation Committee as a whole also met with the compensation consultant, without members of management present, and reported on year-end compensation and informed the compensation consultant on Mr. LaBranche’s recommendations with respect to the compensation of our named executive officers (other than himself). No fees were paid to James F. Reda & Associates, LLC by our Company other than the fees they received in connection with the report on executive compensation made to the Compensation Committee concerning their decisions on 2009 compensation.

Risk Assessment

Our Board believes that risk management is an integral part of its responsibilities and discusses risks related to our business and business strategy at nearly all of our Board, Audit Committee and Compensation Committee meetings, including with respect to our major risk exposures, their potential impact on our Company, and the steps we take to manage those risk exposures.

The financial services industry generally rewards trading personnel based on their profitability, and we likewise reward profitability. Recognizing this, we have developed risk management tools designed to prevent undue risk by our traders. We require our traders to use fair value measurement tools. Our chief risk officer reviews our traders’ positions and risk exposures by security, geographic, volume- and volatility-weighted and industry risk. Our internal audit department and external auditors conduct trading desk and risk management audits to ensure our risk management tools, policies and practices are in line with industry practices. Our chief risk officer communicates perceived risk exposures and general risk guidelines to both senior management regularly, and our Audit Committee at least quarterly to ensure a top-down risk-management process, because we believe that company-wide guidelines and review encourage decision-making that is in the best long-term interests of our Company and our stockholders as a whole. Our Audit Committee also directs internal audit reviews related to financial reporting, compliance and IT and monitors these risks through senior management and internal audit reports. Our Compensation Committee involves itself in the risk management process through membership of directors who serve on both the Audit Committee and Compensation Committee by using risk management as part of its decision making process in determining bonuses for our named executive officers and other trading, financial reporting and other personnel. The multi-year vesting of our equity awards and our stock ownership guidelines properly account for the time horizon of risk for those employees who receive equity compensation as part of their compensation package. As discussed previously on page 27 of this proxy statement, we have adopted a recoupment policy that enables us to recoup previously awarded and/or vested performance-based awards for any employee under certain circumstances, including but not limited to embezzlement, fraud, breach of fiduciary duty, or other misconduct, a restatement either directly or indirectly of our financial statements or a significant write-off not in the ordinary course affecting our financial statements. We believe this provision provides a strong risk mitigation incentive for our senior executive officers and other employees. With these controls in place, and the strong oversight roles played by our Board, Audit Committee and Compensation Committee, we do not believe our compensation arrangements excessively incentivize our personnel to take undue risks that may cause material harm to our Company.

Compensation Components and Decisions Regarding 2009 Compensation

The components of our compensation program are set forth below in more detail:

Base Salary. Mr. LaBranche’s annual salary is $750,000, Messrs. Hayward’s and Burke’s salaries are $600,000, Mr. McCutcheon’s salary is $350,000 and Mr. Gray’s salary is $300,000. Our Compensation Committee set these salaries in January 2007 to be more in line with financial services industry salaries, based on the Compensation Committee’s belief that base salaries should comprise a larger part (compared with bonuses) of these individuals’ compensation in light of the changes our business has undergone in recent years, and based on the executives’ years of experience with us, the jobs these individuals perform and the responsibilities we have asked them to assume. These amounts are not capped, but cannot be changed without the approval by the Compensation Committee. The Compensation Committee made no changes to these salaries in 2009.

Annual Bonus. Our Senior Executive Bonus Plan for 2009 and Annual Incentive Plan are intended to compensate officers for achieving our business objectives and for achieving individual annual performance objectives. Our Senior Executive Bonus Plan in place for 2009 provided for cash bonuses and/or equity incentive awards to our named executive officers in the amount of 5% of our “Pre-Tax Income,” as defined below. As discussed above in “Proposal No. 3—Approval of The LaBranche & Co Inc. Senior Executive Bonus Plan,” on March 19, 2010, our Board of Directors approved a new LaBranche & Co Inc. Senior Executive Bonus Plan, subject to stockholder approval at the Annual Meeting, which is expected to apply to our named executive officers commencing for our 2010 fiscal year, which, if approved by our stockholders will replace the Senior Executive Bonus Plan that existed for our 2009 fiscal year. There are no individual performance goals set for our named executive officers by our Compensation Committee, although their individual performance for each year is considered by the Compensation Committee in using its negative discretion to reduce the formulaic bonuses paid to them under the Senior Executive Bonus Plan. Our Annual Incentive Plan for our other officers, managing directors and key employees provides for the payment of bonuses to those employees based on the same definition of “Pre-Tax Income” as the Senior Executive Bonus Plan. The maximum amount payable under both plans for 2009 was an aggregate of 30% of our “Pre-Tax Income.”

Our Senior Executive Bonus Plan for 2009 and Annual Incentive Plan thus relied on the attainment of prescribed financial goals in setting the compensation of our named executive officers, and include formulas to determine compensation, but the Compensation Committee has discretion to increase or reduce the amounts paid under these bonus formulas. In the event the Compensation Committee increases the bonuses of any of our named executive officers to an amount above the Senior Executive Bonus Plan formula, we are required to publicly disclose the increase and would lose tax deductibility with respect to any amounts of the bonus exceeding $1,000,000.

The following is a summary of the material terms of the Senior Executive Bonus Plan, as it applied to 2009 compensation of our named executive officers.

Performance Periods—Our Compensation Committee established “performance periods,” which are based on our performance over a whole fiscal year or portions of a fiscal year, and are established within the first 90 days of the year and within the first 25% of any other performance period. Our 2009 performance periods were the first two fiscal quarters of 2009 and the full fiscal year of 2009. These performance periods were selected in accordance with industry practice and our historical bonus payment schedules of mid-year and year-end.

Participation—The Senior Executive Bonus Plan required our Compensation Committee to select the participants for each performance period no later than the date the performance period is established. For 2009, the participants in the Senior Executive Bonus Plan were our named executive officers, Messrs. LaBranche, Hayward, Burke, McCutcheon and Gray.

Bonus Amounts—Bonus payments under our Senior Executive Bonus Plan and Annual Incentive Plan for 2009 were based on our performance over each applicable performance period. For the full-year performance period, the amount payable was reduced automatically for amounts previously paid under the plan for any prior performance period in the same fiscal year. Under the Senior Executive Bonus Plan, the bonus formula for each of our named executive officers in 2009 was 5% of our “Pre-Tax Income” which is defined as our net income before taxes for each performance period, plus the bonus accruals made during 2009, excluding (1) amounts expensed as a result of the amortization of equity-based awards granted to any individual at any time, (2) amounts expensed as a result of the amortization of grants of equity-based awards granted in connection with any acquisition, (3) losses related to the impairment of goodwill, other intangible assets, and exchange memberships, (4) any restructuring expenses, (5) gains or losses on the extinguishment of any of our debt, (6) gains on the restructuring of our debt or other liabilities, (7) gains or losses that are the direct result of major casualties or natural disaster, (8) non-cash gains or losses with respect to the shares of NYSE Group stock we received in the NYSE/Archipelago merger and retained following the 2007 merger of NYSE Group, Inc. and Euronext, and (9) any other expenses, losses, income or gains that we separately disclose in public filings and are outside the ordinary course of our business or infrequent events. Our Annual Incentive Plan governed bonuses payable to our other executive officers, managing directors and key employees. As stated above, the aggregate maximum amount payable under our Senior Executive Bonus Plan and Annual Incentive Plan could not exceed 30% of our Pre-Tax Income for a given performance period.

We historically have reduced the 5% bonus amounts provided for under the Senior Executive Bonus Plan in different amounts for each named executive officer in order to provide room under our Annual Incentive Plan to appropriately compensate our other officers and key employees, to provide continuity of the compensation of our named executive officers in relation to historical compensation, to reflect their individual performance and different positions with our Company and/or to reinvest our cash in the operations of our business for future periods.

In connection with its 2009 year-end bonus determination, the Compensation Committee considered, among other things, the salary and bonus histories of each of our senior executives, each of our key businesses’ performance during 2009 and substantial losses generated by us in 2009 (as described more fully below), the better years (compared to 2008) experienced by other financial services companies in 2009 and the resulting competition for talented individuals in the financial services industry due to increased compensation in 2009, the fact that we have continued to reduce costs, and the fact that unrealized gains or losses on our NYX shares are excluded from “Pre-Tax Income” calculation under our incentive plans (because the non-cash losses in the value of NYX shares do not affect our generation of cash). The Committee also considered our stock price, which continues to be below the Company’s residual value, the impact the value of NYX shares has had on our stock price, and the decline in our stock price resulting from industry reasons unrelated to individual performance.

Our 2009 “Pre-Tax Income” calculation under the Senior Executive Bonus Plan resulted in a loss. Accordingly, the 5% maximum payment under the Senior Executive Bonus Plan provided for no bonuses to be paid to our named executive officers under the terms of the Senior Executive Bonus Plan. This calculation is set forth in the table below:

	2009	2008
Pre-tax net (loss)/income (1)	$(135,960,305)	$(118,812,431)
Unrealized non-cash loss on NYX shares	1,726,179	181,405,399
RSU expense	(1,486,836)	3,860,187
Restructuring expenses	321,489	1,156,090
Bonus accrual/expense (1)	9,092,004	92,017,198
Impairment of goodwill and stocklist	87,569,794	—
Loss on extinguishment of Company debt	(762,434)	5,762,977
Losses on casualties	—	—
Other items unusual in nature	—	—

Pre-Tax Income as defined	$(39,500,109)	$165,389,420

Maximum individual 5% award	$(1,975,005)	$8,269,471

(1)	The amount of pre-tax net (loss)/income does not include bonus accruals made throughout the year based on estimated bonuses that we anticipate paying in connection with the our performance for the year. Thus, bonus accruals are added back to pre-tax (loss)/income in determining “Pre-Tax Income” as defined in the Senior Executive Bonus Plan.

Accordingly, Michael LaBranche, the Chairman, Chief Executive Officer and President of the Company, Alfred O. Hayward, Jr., the Chief Executive Officer of LaBranche & Co. LLC and Executive Vice President of the Company, and William J. Burke, III, the Chief Operating Officer of the Company, received no bonus compensation for the year ended December 31, 2009. Despite the fact that no bonuses were payable under the terms of the Senior Executive Bonus Plan, the Compensation Committee, however, authorized the payment of year-end cash bonuses of $115,000 to each of the Jeffrey A. McCutcheon, our Senior Vice President and Chief Financial Officer, and Stephen H. Gray, our General Counsel and Corporate Secretary, for the fiscal year ended December 31, 2009. The amounts paid to Messrs. McCutcheon and Gray, were in addition to mid-year bonuses awarded to them on July 31, 2009 in the amounts of $35,000 each. No mid-year bonuses were awarded to Messrs. LaBranche, Hayward and Burke.

In determining the bonuses for Messrs. McCutcheon and Gray, the Compensation Committee considered the valuable and substantial contributions Messrs. McCutcheon and Gray had made to our Company in 2009, the importance to us of retaining and incentivizing Messrs. McCutcheon and Gray, the fact that Messrs. McCutcheon and Gray, as Chief Financial Officer and General Counsel, respectively, unlike Messrs. LaBranche, Hayward and Burke, are not responsible for the profit-generating aspects of our business and have not in the past shared in our upside successes to the same degree as Messrs. LaBranche, Hayward and Burke, and an analysis prepared by consultants retained by the Compensation Committee comparing our compensation structure to those of companies in the financial services industry of similar size as us.

Board Approval of New Senior Executive Bonus Plan to Apply to 2010 and Thereafter

On March 19, 2010, our Board of Directors adopted approved a new Senior Executive Bonus Plan to replace the Senior Executive Bonus Plan that was in place for 2009 and prior years. The new Senior Executive Bonus Plan is subject to the approval of our stockholders at the Annual Meeting. For a complete discussion of the new Senior Executive Bonus Plan, please see “Proposal No. 3—Approval of Our New Senior Executive Bonus Plan—Summary of Material Features of the New Senior Plan,” on page 33 of this Proxy Statement. In determining to adopt the new Senior Executive Bonus Plan, the Compensation Committee determined that the former Senior Executive Bonus Plan did not represent management’s, or the Board’s or Compensations Committee’s thinking about our Company going forward in light of the significant capital and operational restructuring that we underwent in the first quarter of 2010 given current economic and market conditions and, particularly in light of 2010 goals. The Compensation Committee believes that “Pre-Tax Income,” as defined in the former Senior Executive Bonus Plan, is no longer the only appropriate measure to determine the success or failure of our Company, and that there are other more important measures to set goals for, and judge, senior management’s and our Company’s performance. The Compensation Committee also determined that it is in the best interests of our Company and its stockholders to provide a more flexible framework under which the Compensation Committee can set goals for the Company and carry out its philosophy that compensation of our named executive officers should be aligned with the increase of stockholder value, which can change from year to year.

Under the new Senior Executive Bonus Plan for 2010, the Compensation Committee determined that an increase in Book Value, which is tied to the conservation of capital and returning value to our stockholders, is the appropriate measure to set goals and determine bonus compensation for our named executive officers. Therefore, in March 2010, the Compensation committee set an increase in book value per share as the performance metric under which bonuses will be determined, with a maximum bonus payable to each named executive officer of up to $10,000,000, if the maximum goals are met by our Company. As has been the case historically, our Compensation Committee has always used its negative discretion to reduce the maximum bonuses payable under our Senior Executive Bonus Plan, when bonuses were, in fact, payable under the plan.

For example, although no bonuses were payable for 2009 under our former Senior Executive Bonus Plan (and none of Messrs. LaBranche, Hayward and Burke received any bonus compensation for 2009), as disclosed in our 2009 Proxy Statement, Mr. LaBranche’s 2008 bonus compensation was reduced by 49.3% from the amount allowable under the Senior Executive Bonus Plan, and our remaining named executive officers’ 2008 bonuses were reduced by an average of approximately 90.3% from the amounts allowable under the plan. Similarly, in 2007, the Compensation Committee reduced our named executive officers’ 2007 year-end bonuses by an average of approximately 63.1% (5.0% for Mr. LaBranche and an average of 77.2% for the other named executive officers).

Similar to the former Senior Executive Bonus Plan, the new Senior Executive Bonus Plan provides the Compensation Committee with negative discretion to reduce the amounts payable under the plan, although there is no guarantee that the Compensation Committee will, in fact, reduce the bonuses payable for 2010, to the extent they are payable.

If the new Senior Executive Bonus Plan is not approved by our stockholders at the Annual Meeting, the former Senior Executive Bonus Plan will remain in full force and effect until the stockholders approve a new Senior Executive Bonus Plan to replace it.

Equity Incentive Plan Grants. The Compensation Committee reviews and approves proposed grants of options and/or restricted stock units under our 1999 Equity Incentive Plan, which until it terminated by its terms in August 2009, enabled us to grant awards over the life of the plan of up to a total of 7,687,500 shares of our common stock, in order to further align our employees’ interests with the interests of our stockholders. Under the 1999 Equity incentive Plan, in January of each year, with the advice and assistance of senior management of our subsidiaries, Messrs. LaBranche and Hayward have recommended to the Compensation Committee grants of awards to certain key employees. Since 2002, these awards have consisted only of restricted stock units, and not options. The restricted stock units generally vest in installments over a period of three years and the employee must be employed on each vesting date in order to receive his or her shares, as all unvested restricted stock units are forfeited on the date of termination. In January 2007, the Compensation Committee approved the grant of restricted stock units for 2006 representing a total of 600,000 shares of our common stock to certain key employees, including 10,000 to Mr. McCutcheon and 7,500 to Mr. Gray, as the two members of the named executive officer group who were not with us at the time of our initial public offering and thus did not own a substantial number of shares of our common stock. In January 2008, the Compensation Committee determined not to grant any restricted stock units to any employees, and in April 2008, the Compensation Committee granted an aggregate of 592,000 RSUs in connection with the entry of employment agreements with non-senior executive-level employees or as incentive compensation for other employees. In April 2009, the Compensation Committee granted an aggregate of 490,185 RSUs in connection with the entry of employment agreements with non-senior executive-level employees, and no RSUs were granted to any named executive officers in 2009. No RSUs were granted in 2009 or 2008 to any of the named executive officers due to the Compensation Committee’s view that RSUs have had little utility in recent years in light of the fact that our stock has had relatively little retention value due to the low prices at which our stock has traded.

Due to the termination, in August 2009, of the 1999 Equity Incentive Plan, our Board of Directors, on January 14, 2010, adopted and approved a new LaBranche & Co Inc. 2010 Equity Incentive Plan that enables us to grant awards over the life of the plan of up to a total of 4,500,000 shares of our common stock, which is approximately the same number of shares remaining available for grant under the 1999 Equity Incentive Plan when it terminated. Other than the shares available for grant, the 2010 Equity Incentive Plan generally has the same material terms as the 1999 Equity Incentive Plan. For a more complete description of the new 2010 Equity Incentive Plan, please see “Proposal No. 2—Approval of the LaBranche & Co Inc. 2010 Equity Incentive Plan,” commencing on page 20 of this proxy statement. Under the new 2010 Equity Incentive Plan, we have not yet granted any RSUs or other equity compensation to any of our employees. To the extent any grants are made to our employees (including our named executive officers) between the date hereof and the date the new plan is approved by our stockholders, no grant will vest unless and until the 2010 Equity Incentive Plan is approved by our stockholders. Under the terms of the 2010 Equity Incentive Plan, an aggregate of 65,744 shares of our common stock are entitled to be received by our independent, “non-management” directors for their attendance of 2009 meetings of our Board and committees thereof, based on the closing price of our common stock on the first trading day of 2010, of $2.89 per share. These directors will not be entitled to receive those shares unless and until our stockholders approve the 2010 Equity Incentive Plan.

Other Compensation. Other benefits we maintain for our officers and other employees include life insurance premiums, long-term disability insurance premiums, health insurance premiums and 401(k) matches under our retirement plan. Named executive officers are provided reimbursement for certain accountable business expenses and receive no perquisites. The Compensation Committee, in its discretion, may revise, amend or add to the officer’s executive benefits and perquisites as it deems it advisable to do so.

Use of Compensation Consultant. In determining compensation of our named executive officers, our Compensation Committee, at times, considers financial industry data provided by a compensation consultant. The Compensation Committee retained James F. Reda & Associates, LLC as its compensation consultant in December 2009 to determine our named executive officer’s 2009 bonuses. This retention was limited, given the fact that the Compensation Committee had already made the determination that no bonuses would be paid to Messrs. LaBranche, Hayward and Burke. Included in the compensation consultant’s report to the Compensation Committee were analyses of compensation of named executive officers of “peer” companies in the financial services industry in similar positions and analyses of divergences in pay from executive bonus plan payments due to market and industry conditions in 2008 and, to the extent available, in 2009, of financial services companies.

In connection with the 2009 bonuses paid to Messrs. McCutcheon and Gray, the Compensation Committee based its determination on the report provided by James F. Reda & Associates, LLC and on its business judgment, its collective experience in the financial industry.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers during 2009. These amounts may not be indicative of amounts to be paid to the named executive officers in future years. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt plans or programs providing for additional benefits if the Compensation Committee determines that doing so is in our and our stockholders’ best interests.

Summary Compensation Table

(a)	(b)	(c)		(d)		(e)		(i)		(j)
Name and Principal Position	Year	Salary		Bonus (1)		Stock Awards (2)		All Other Compensation (3)		Total
Michael LaBranche Chairman, CEO and President (Principal Executive Officer)	2009 2008 2007	$ $ $	750,000 750,000 729,167	$ $	— 4,200,000 1,540,000		— — —	$ $ $	25,515 22,466 20,884	$ $ $	775,515 4,972,466 2,290,051

Jeffrey A. McCutcheon Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2009 2008 2007	$ $ $	350,000 350,000 345,833	$ $ $	150,000 450,000 250,000	$	— — 89,900	$ $ $	15,626 12,949 12,721	$ $ $	515,626 812,949 698,454

Alfred O. Hayward, Jr. Executive Vice President and CEO of LaBranche & Co. LLC	2009 2008 2007	$ $ $	600,000 600,000 585,417	$ $	— 1,400,000 550,000		— — —	$ $ $	19,930 17,752 16,989	$ $ $	619,930 2,017,752 1,152,406

William J. Burke, III Chief Operating Officer	2009 2008 2007	$ $ $	600,000 600,000 585,417	$ $	— 1,025,000 450,000	$	— — 35,960	$ $ $	25,515 20,884 14,324	$ $ $	625,515 1,645,884 1,085,701

Stephen H. Gray General Counsel and Corporate Secretary	2009 2008 2007	$ $ $	300,000 300,000 297,917	$ $ $	150,000 350,000 200,000	$	— — 89,900	$ $ $	28,482 20,784 20,481	$ $ $	478,482 670,784 608,298

(1)	The amounts in column (d) reflect bonus amounts earned by fiscal year, as opposed to paid during the year. The 2009 bonus amounts include mid-year bonuses of $35,000 for each of Messrs. McCutcheon and Gray, and end-of-year bonuses of $115,000 for each of Messrs. McCutcheon and Gray. None of Messrs. Mr. LaBranche, Hayward, and Burke received any bonus compensation for 2009.

(2)	Column (e) represents the dollar amounts for the 2007 fiscal year for the fair value of RSUs granted in that year, calculated under ASC 718, formerly SFAS 123R, which is calculated using the closing price of our common stock on the date of grant of $8.99 per share on January 18, 2007. For additional information, refer to note 13 of our financial statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC. These amounts reflect the grant-date fair value of each award calculated under U.S. GAAP, which may not correspond directly either to the amount we expense each year in the future or to the actual value that will be realized by the named executives. For more detail on our accounting treatment of equity compensation awards, please see footnote 13 in the financial statements of our 2009 10-K

(3)	The 2009 amounts include $7,350, $7,350, $7,350, $7,350 and $7,350 of matching contributions under our 401(k) plan, $900, $900, $900, $900 and $900 of premiums paid for long-term disability insurance, $432, $432, $432, $432 and $432 of premiums paid for life and accidental death and dismemberment insurance, and $16,833, $6,944, $11,248, $16,833 and $19,800 of premiums paid for medical and dental insurance for Messrs. LaBranche, McCutcheon, Hayward, Burke and Gray, respectively

The 2008 amounts include $6,900, $6,900, $6,900, $6,900 and $6,900 of matching contributions under our 401(k) plan, $900, $900, $900, $900 and $900 of premiums paid for long-term disability insurance, $372, $372, $372, $372 and $372 of premiums paid for life and accidental death and dismemberment insurance, and $14,294, $4,777, $9,580, $14,294 and $14,294 of premiums paid for medical and dental insurance for Messrs. LaBranche, McCutcheon, Hayward, Burke and Gray, respectively.

The 2007 amounts include $6750, $6,750, $6,750, $6,750 and $6,750 of matching contributions under our 401(k) plan, $1,329, $1,316, $1,329, $1,329 and $1,229 of premiums paid for long-term disability insurance, $432, $432, $432, $432 and $432 of premiums paid for life and accidental death and dismemberment insurance and $12,373, $4,223, $8,478, $12,373 and $12,373 of premiums paid for medical and dental insurance for Messrs. LaBranche, McCutcheon, Hayward, Burke and Gray, respectively.

Employment Agreements

As part of the reorganization of our firm from partnership to corporate form in connection with our initial public offering in August 1999, Messrs. LaBranche, Hayward and Burke entered into employment agreements, pledge agreements and agreements regarding noncompetition and other covenants. The material terms of the employment, noncompetition and pledge agreements are described below.

The employment agreement with each of Messrs. LaBranche, Hayward and Burke, which had an initial term of three years and remains in effect until the termination of his employment with us, requires him to devote his entire working time to our business and affairs, contains various restrictive covenants and is terminable on 90 days’ notice by either party.

Messrs. LaBranche, Hayward and Burke also have agreed not to use or disclose confidential information and not to compete with us or solicit our employees or listed companies until 12 months following the termination of their employment with us. Each of their agreements also provides that they will take all actions and do all things reasonably requested by us during a 90-day transition period following termination of employment to maintain the business, goodwill and business relationships in which or with which he was previously involved on our behalf. If any of Messrs. LaBranche, Hayward or Burke breaches the noncompetition or non-solicitation provisions of his agreement before the termination thereof, then he will be liable for liquidated damages in an amount equal to 75% of the aggregate value of the common stock and cash received by him from us in connection with our reorganization from partnership to corporate form in August 1999. The liquidated damages provision is guaranteed by a separate pledge agreement entered into by each of Messrs. LaBranche, Hayward and Burke. Messrs. LaBranche, Hayward and Burke do not have any change of control or severance payment provisions in their employment contracts or otherwise.

The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt plans or programs providing for additional benefits if the Compensation Committee determines that doing so is in our and our stockholders’ best interests.

Grants of Plan-Based Awards

Equity Incentive Plan. Our 1999 Equity Incentive Plan, which expired in August 2009, enabled us to grant awards over the life of the plan of up to an aggregate of 7,687,500 shares of our common stock. In January of each year or such other times as deemed necessary or appropriate, management recommends to the Compensation Committee awards to certain key employees, which, since 2002, have consisted only of restricted stock units, not options. In January 2007, the Compensation Committee approved the grant of restricted stock units for 2006 representing a total of 600,000 shares of our common stock to certain key employees, including 10,000 to Mr. McCutcheon and 7,500 to Mr. Gray, as the two members of the named executive officer group who were not with us at the time of our initial public offering and thus did not own a substantial number of shares of our common stock. In January 2008, the Compensation Committee determined not to grant any restricted stock units to any employees, and in April 2008, the Compensation Committee granted an aggregate of 592,000 RSUs in connection with the entry of employment agreements with non-senior executive-level employees or as incentive compensation for other employees. In April 2009, the Compensation Committee granted an aggregate of 490,185 RSUs in connection with the entry of employment agreements with non-senior executive-level employees. No restricted stock units were granted in 2009 or 2008 to any of the named executive officers due to the Compensation Committee’s view that RSUs have had little utility in recent years in light of the fact that our stock has had relatively little retention value due to the low prices at which our stock has traded.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested

The following table sets forth the number of restricted stock units and options held by each of our named executive officers at December 31, 2009. None of our named executive officers exercised any of his options in 2009.

Outstanding Equity Awards At Fiscal Year-End

	OPTION AWARDS			STOCK AWARDS
(a)	(b)	(e)	(f)	(g)	(h)
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Michael LaBranche	200,000	$35.00	1/17/12	—	—
Jeffrey A. McCutcheon	—	—	—	3,333	$29,964
Alfred O. Hayward, Jr.	30,000	$35.00	1/17/12	—	—
William J. Burke, III	—	—	—	—	—
Stephen H. Gray	—	—	—	2,500	$22,475

(1)	The number of shares in column (g) represent (a) 3,333 RSUs granted on January 18, 2007 to Mr. McCutcheon, all of which 3,333 vested on January 18, 2010 and (b) 2,500 RSUs granted on January 18, 2007 to Mr. Gray, all of which vested on January 18, 2010.

(2)	The amounts in column (h) reflect the dollar value of restricted stock units set forth in column (g), based on the closing price of our common stock on the NYSE on the date the RSUs were granted, January 18, 2007, of $8.99 per share.

Option exercises and stock vested

During 2009, none of our named executive officers exercised his options. On January 18, 2009, 6,666 of Mr. McCutcheon’s RSUs vested, 5,833 of Mr. Gray’s RSUs vested.

Pension Benefits

None of our named executive officers participates in or has an account balance in a qualified or non-qualified defined benefit plan sponsored by us other than the balance he may have with respect to our defined contribution retirement plan under Internal Revenue Code Section 401(k). The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our and our stockholders’ best interests.

Nonqualified Deferred Compensation

None of our named executives participates in or has an account balance in a non-qualified defined contribution plan or other deferred compensation plan maintained by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our and our stockholders’ best interests.

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2009.

(a)	(b)	(c)	(h)
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Katherine Elizabeth Dietze	$125,000	$55,467	$180,467
Stuart M. Robbins	$110,000	$58,107	$168,107
Donald E. Kiernan	$110,000	$52,826	$162,826

(1)	The amounts in column (c) reflect the dollar value of shares of our common stock granted to each individual in 2009 for meetings of the Board of Directors and each Committee which each director attended in 2008, based on the average closing price per share of our common stock on the NYSE on the last five trading days of 2008, which was the formula set forth in our 1999 Equity Incentive Plan. The amount in column (c) reflects the fair value of the shares granted to each director as of March 17, 2009, the date of the award, based on the closing price of our common stock on the NYSE on that date, of $4.60 per share.

In addition, based on the formula under the proposed 2010 Equity Incentive Plan, which is similar to the formula under the 1999 Equity Incentive Plan, we automatically awarded each of our independent directors a number of shares in the aggregate value of $2,500 for each Board and Committee meeting attended in 2009, based on the closing price of our common stock on the NYSE on the first trading day of 2010. Under this provision, we awarded 22,491 shares of our common stock to Mr. Robbins and 21,626 shares of our common stock to each of Ms. Dietze and Mr. Kiernan. However, since the grant of these shares is subject to the approval of our proposed 2010 Equity Incentive Plan by our stockholders, the shares of common stock to be awarded to each director for their attendance of Board and Committee meetings in 2009 will be delivered to the directors as soon as practicable after the Annual Meeting, if the 2010 Equity Incentive Plan is approved; therefore, the grant-date value of these awards cannot be determined at this time.

Three independent, or non-management, directors serve as members of our Board of Directors. In 2009, each of our non-employee directors received an annual retainer of $100,000 and attendance fees of $2,500 per Board meeting and $2,500 per committee meeting attended. The cash retainer is paid in equal quarterly installments following the conclusion of each fiscal quarter. The meeting attendance fees generally are paid during the first quarter following the end of each fiscal year during which the meetings were attended in shares of our common stock under our Equity Incentive Plan. The Chairs of our Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee also receive an additional annual retainer in the amount of $25,000, $10,000 and $10,000, respectively.

Our employee directors do not receive any compensation (other than their compensation as officers) for serving on our Board of Directors or any Committee of our Board. Our non-employee directors do not receive any compensation from us other than the retainer and attendance fees described above.

Potential Payments upon Termination or Change in Control

We have entered into change in control agreements with Jeffrey A. McCutcheon, our Senior Vice President and Chief Financial Officer, and Stephen H. Gray, our General Counsel and Corporate Secretary. Each change in control agreement has a term that commenced on September 18, 2007, and will end upon the expiration of a 12-month period following the occurrence of a change in control (as defined in the change in control agreements).

Under these change in control agreements, in the event of a qualifying termination (as defined in the change in control agreements) prior to the 12-month period after a change of control, each of these two executives would become immediately entitled to the following benefits:

(a)	a lump-sum cash payment, payable within 10 business days after the date of a qualifying termination, in an amount equal to the sum of (i) the executive’s annual base salary in effect immediately prior to the change in control or the date of the executive’s termination of employment, whichever is greater, and (ii) the annual cash bonus paid to the executive for the calendar year immediately preceding the year in which the executive’s employment with us is terminated or the aggregate cash bonus paid to the executive during the 12-month period immediately preceding the termination date of the executive’s employment with us, whichever is greater;

(b)	the executive and his family will receive continuation of group health plan benefits (including all life insurance, health, accident and liability plans and programs) to which the executive was entitled to participate in immediately prior to a qualifying termination to the extent authorized by, and consistent with, COBRA until the earlier of (i) the 12-month period following the date of a qualifying termination and (ii) the executive’s employment with a new employer, with the cost of the regular premium for such benefits shared in the same relative proportion by us and the executive as in effect on the date of termination; and

(c)	reimbursement by us for reasonable legal fees incurred in seeking to obtain or enforce in good faith any right or benefit provided by the change in control agreement in the event that the executive substantially prevails in such dispute, up to a maximum of $50,000.

In order to obtain the benefits provided under the change in control agreements, each executive must first execute a release of claims with us that includes a waiver and release of any and all claims he may have against us. As of December 31, 2009, the change of control payments Messrs. McCutcheon and Gray would have received in the event of a change of control would have been $500,000 and $450,000, respectively, as well as 12 months of premiums for COBRA health insurance coverage of approximately $7,860 and $23,843, respectively.

None of Messrs. LaBranche, Hayward or Burke has any agreements relating to or requiring potential severance payments upon termination or payments upon a change in control due to their large relative ownership of our outstanding stock. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable.

Risk Assessments Applied to Employee-Wide Compensation

Our Board believes that risk management is an integral part of its responsibilities and discusses risks related to our business and business strategy at nearly all of our Board, Audit Committee and Compensation Committee meetings, including with respect to our major risk exposures, their potential impact on our Company, and the steps we take to manage those risk exposures.

The financial services industry generally rewards trading personnel based on their profitability, and we likewise reward profitability. Recognizing this, we have developed risk management tools designed to prevent undue risk by our traders. We require our traders to use fair value measurement tools. Our chief risk officer reviews our traders’ positions and risk exposures by security, geographic, volume- and volatility-weighted and industry risk. Our internal audit department and external auditors conduct trading desk and risk management audits to ensure our risk management tools, policies and practices are in line with industry practices. Our chief risk officer communicates perceived risk exposures and general risk guidelines to both senior management regularly, and our Audit Committee at least quarterly to ensure a top-down risk-management process, because we believe that company-wide guidelines and review encourage decision-making that is in the best long-term interests of our Company and our stockholders as a whole. Our Audit Committee also directs internal audit reviews related to financial reporting, compliance and IT and monitors these risks through senior management and internal audit reports. Our Compensation Committee involves itself in the risk management process through membership of directors who serve on both the Audit Committee and Compensation Committee by using risk management as part of its decision making process in determining bonuses for our named executive officers and other trading, financial reporting and other personnel. The multi-year vesting of our equity awards and our stock ownership guidelines properly account for the horizon of risk for those employees who receive equity compensation as part of their compensation package. As discussed previously on page 27 of this proxy statement, we have adopted a recoupment policy that enables us to recoup previously awarded and/or vested performance-based awards for any employee under certain circumstances, including but not limited to embezzlement, fraud, breach of fiduciary duty, or other misconduct, a restatement either directly or indirectly of our financial statements or a significant write-off not in the ordinary course affecting our financial statements. We believe this provision provides a strong risk mitigation incentive for senior executive officers and our employees. With these controls in place, and the strong oversight roles played by our Board, Audit Committee and Compensation Committee, we do not believe our compensation arrangements excessively incentivize our personnel to take undue risks that may cause material harm to our Company.

Indemnification of Officers and Directors

Our Certificate of Incorporation, bylaws and indemnification agreements with certain of our directors and executive officers executed in connection with our initial public offering provide for indemnification and advancement of legal expenses for our directors and officers in connection with claims against them.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into the Company’s Annual Report on Form 10-K for 2009 and included in this Proxy Statement.

April 8, 2010	Compensation Committee Members

Stuart M. Robbins (Chair)

Katherine Elizabeth Dietze

Donald E. Kiernan

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. This report shall not otherwise be deemed filed under such Acts.

REPORT OF OUR AUDIT COMMITTEE

The Audit Committee reviews, acts on and reports to the Board of Directors of LaBranche & Co Inc. (the “Company”) with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. The Audit Committee has the authority and direct responsibility to select, evaluate, determine the compensation of, oversee, and, where appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee also has the authority to resolve disagreements between management of the Company and its independent registered public accounting firm. The Audit Committee reviews and discusses its charter at least annually in order to determine whether appropriate changes and/or additions need to be made to update and enhance the Company’s auditing procedures and standards. The Board of Directors of the Company has determined that each member of the Audit Committee is “non-management” and “independent” as defined by the rules promulgated by the SEC and the listing standards of the NYSE.

Rothstein, Kass & Company, P.C., the Company’s independent registered public accounting firm since August 12, 2008, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Rothstein, Kass & Company, P.C. is also required to express an opinion on the effectiveness of the Company’s internal control over financial reporting.

In accordance with the Audit Committee charter, the Audit Committee assists the Company’s Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing, taxation and financial reporting practices. During the year ended December 31, 2009, the Audit Committee met nine times. The Audit Committee also held executive sessions throughout 2009 with officers of the Company, Rothstein, Kass & Company, P.C. and counsel, as the Audit Committee deemed appropriate.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Rothstein, Kass & Company, P.C. a formal written statement describing all relationships between Rothstein, Kass & Company, P.C. and the Company that might bear on Rothstein, Kass & Company, P.C.’s independence. The Audit Committee also discussed with Rothstein, Kass & Company, P.C. any relationships that may impact its objectivity and independence, and satisfied itself as to Rothstein, Kass & Company, P.C.’s independence in connection with their provision of audit services to the Company.

During 2009, the Audit Committee devoted substantial attention to, among other things, the audit plans, audit scope and identification of audit risks by the Company’s internal auditors and Rothstein, Kass & Company, P.C. and the review of quarterly financial statements and earnings releases, and discussed the interim financial information contained in each of the Company’s quarterly earnings announcements, the relationship between the Company’s debt obligations and its liquidity and capital resources, audit-related matters and tax-related issues, corporate strategy issues, regulatory investigations and inquiries, internal audit plans and internal audit reports, litigation and other legal and regulatory proceedings facing the Company and its subsidiaries.

Throughout 2009, the Audit Committee also oversaw management’s completion of the documentation, testing and evaluation of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed the Company’s assessments, testing and evaluations of its internal control over financial reporting, provided oversight and advice to management during the process and received and discussed updates from management and Rothstein, Kass & Company, P.C., at each regularly scheduled Audit Committee meeting concerning testing of operating effectiveness. Additionally, the Chairman of the Audit Committee received and discussed updates from management concerning testing of operating effectiveness between meetings of the full Audit Committee. At the conclusion of the process, management of the Company provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management on internal control over financial reporting contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the Securities and Exchange Commission on March 16, 2010. The Audit Committee met with Rothstein, Kass & Company, P.C. prior to the filing of the Company’s 2009 Annual Report on Form 10-K and reviewed Rothstein, Kass & Company, P.C.’s Report of Independent Registered Public Accounting Firm included in the Company’s 2009 Annual Report on Form 10-K related to (i) its audit of the consolidated financial statements of the Company and (ii) the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed and reviewed with Rothstein, Kass & Company, P.C. all communications required by the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from Rothstein, Kass & Company, P.C. required by the applicable requirements of the PCAOB for independent accountant communications with the Audit Committee concerning independence, and has discussed the independence of Rothstein, Kass & Company, P.C. with that firm.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

April 8, 2010	Audit Committee Members

Katherine Elizabeth Dietze (Chair)

Donald E. Kiernan

Stuart M. Robbins

PROPOSAL NO. 4—RATIFICATION OF

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders will be asked to ratify our appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of Rothstein, Kass & Company, P.C. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

Our organizational documents do not require that our stockholders ratify the appointment of our independent registered public accounting firm. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our stockholders do not ratify our appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm, our Audit Committee will reconsider whether or not to retain Rothstein, Kass & Company, P.C., but still may retain them. Even if the selection is ratified by our stockholders, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Audit Fees

The following table sets forth the fees we billed for audit, audit-related, tax and other services provided by Rothstein, Kass & Company, P.C. to us during each of the last two fiscal years. Numbers for 2008 in the table below have been conformed to the 2009 fiscal year presentation. On August 12, 2008, we appointed Rothstein, Kass & Company, P.C. as our independent registered public accounting firm to replace KPMG LLP, our former independent registered public accounting firm, for economic reasons. Therefore, the audit fees of Rothstein, Kass & Company, P.C. for 2008 is not reflective of a full year of audit fees.

	2009	2008
Rothstein, Kass & Company, P.C.
Audit fees	$740,000	$420,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Audit fees included the annual audit of our financial statements included in our Annual Report on Form 10-K, reviews of financial statements included in our quarterly reports on Form 10-Q during each fiscal year and other services directly related to the audit and review of our financial statements. These services included audits of certain consolidated subsidiaries and reviews of compliance with our debt covenants in connection with the audit.

Our Audit Committee has determined that the services described above that were rendered by Rothstein, Kass & Company, P.C. were compatible with the maintenance of its independence from our management.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. The Audit Committee also pre-approves any additional audit services and permissible non-audit services. All fees and expenses set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our common stock is required for the ratification of our appointment of Rothstein, Kass & Company, P.C. as our independent registered public accounting firm. Abstentions will have the practical effect of a vote against this proposal. Broker non-votes are not treated as a “vote” for or against this proposal and thus will not have any impact on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN OUR AND OUR STOCKHOLDERS’ BEST INTERESTS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions. Pursuant to the “Conflicts of Interest” section of our Code of Conduct, our Nominating & Corporate Governance Committee is given the power to review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Under this provision of the Code of Conduct, the Nominating & Corporate Governance Committee is required to obtain information from the directors, executive officers or employee with respect to real and potential related person transactions and determine, based on the facts and circumstances, whether we or the related person has a direct or indirect material interest in the transaction. A copy of our Amended and Restated Code of Conduct is available on our website at www.labranche.com and is available in print without charge to any stockholder who requests a copy in writing. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement. In addition, our Nominating & Corporate Governance Committee reviews and approves any related person transaction (without the vote of any member who would be deemed the related party) that is required to be disclosed. In the course of its review and approval or ratification of a related person transaction, our Nominating & Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our Company; and

•	any other matters deemed appropriate.

We were not a party to any related party transactions in 2009 relating to any of our Board members, officer or other employees or their respective immediate family members that would require disclosure in this proxy statement pursuant to SEC Regulation S-K Item 404 (a).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our outstanding common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2009 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

STOCKHOLDER PROPOSALS

To be eligible under the Securities and Exchange Commission’s shareholder proposal rule (Rule 14a-8) for inclusion in our proxy statement, proxy card, and presentation at our 2011 Annual Meeting of Stockholders (currently expected to be held on May 17, 2011), a proper stockholder proposal must be received by us at our principal offices no later than November 30, 2010. For a proper stockholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at our 2011 Annual Meeting, timely notice thereof must be received by us not less than 60 days nor more than 90 days before the date of the meeting (for a May 17, 2011 meeting, the date on which we anticipate holding the 2011 Annual Meeting, notice is required no earlier than February 16, 2011 and no later than March 18, 2011). If the date of the 2011 Annual Meeting is changed, the dates set forth above will change.

OTHER BUSINESS

Our Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors

STEPHEN H. GRAY

Secretary

Dated: April 8, 2010

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: LaBRANCHE & CO INC., ATTENTION: SECRETARY, 33 WHITEHALL STREET, 7TH FLOOR, NEW YORK, NEW YORK 10004.

Appendix A

LABRANCHE & CO INC.

2010 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the LaBranche & Co Inc. Equity Incentive Plan (the “Plan”) is to establish a flexible vehicle through which LaBranche & Co Inc., a Delaware corporation (the “Company”), can offer equity-based compensation incentives to eligible personnel of the Company and its subsidiaries and affiliates (collectively, the “Firm”) in order to attract, retain and motivate such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

2. Types of Awards. Awards under the Plan may be in the form of (a) options to purchase shares of the Company’s common stock, $0.01 par value (“Common Stock”), including options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options which do not qualify as ISOs (“NQSOs”), (b) restricted shares of Common Stock, (c) restricted stock units tied to shares of Common Stock, (d) automatic awards of unrestricted shares of Common Stock to members of the Board of Directors of the Company (the “Board”) who are not employees of, or consultants to, the Firm (“Non-Employee Directors”) pursuant to Section 9 hereof, and (e) other equity-based awards related to shares of Common Stock, including stock appreciation rights and dividend equivalents, which the Committee determines to be consistent with the purposes of the Plan.

3. Administration.

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board for such purpose (the “Committee”). Unless the Board determines otherwise, the members of the Committee shall consist solely of individuals who qualify as “non-employee directors” under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Code. If for any reason the Committee does not satisfy the “non-employee director” requirements of Rule 16b-3 or the “outside director” requirements of Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee.

(b) Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom awards shall be made under the Plan, (ii) make awards to such persons and prescribe the terms and conditions of such awards, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) subject to the provisions of Sections 6(c), 6(h), 7(b) and 8 hereof, amend any outstanding awards in any respect, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent.

(c) Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Firm to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

4. Share Limitations. Subject to adjustment pursuant to Section 14 hereof, the maximum number of shares of Common Stock that may be issued under the Plan is 4,500,000. The number of shares available for granting ISOs under the Plan shall not exceed 4,500,000 shares, subject to Section 14 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions, and all of the shares subject to the Plan may be ISOs. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (a) shares covered by the unexercised portion of an option or stock appreciation right that terminates, expires or is canceled, (b) shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, (c) shares represented by restricted stock units or other-equity based awards that are forfeited, canceled or otherwise terminated, and (d) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan. The maximum number of shares of Common Stock with respect to which awards (including options and stock appreciation rights) may be granted under the Plan to any employee in any calendar year shall be 500,000 shares.

5. Eligibility.

(a) Discretionary Awards. Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Firm, as the Committee may select. In making awards under the Plan, the Committee shall give consideration to the functions and responsibilities of a potential recipient, the potential recipient’s previous and/or expected future contributions to the business of the Firm and such other factors as the Committee deems relevant under the circumstances.

(b) Automatic Awards. Non-Employee Directors shall automatically receive awards of unrestricted shares of Common Stock pursuant to Section 9 hereof.

6. Stock Options. Subject to the provisions of the Plan, the Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

(a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the Fair Market Value per share on the date of grant (or, in the case of an ISO granted to an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a “subsidiary” of the Company within the meaning of Section 424 of the Code, 110% of Fair Market Value).

(b) Option Term. No option granted under the Plan may be exercisable (if at all) more than ten years after the date the option is granted (or, in the case of an ISO granted to a ten percent stockholder described in Section 422 of the Code, five years).

(c) Vesting. The Committee may establish such vesting conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate, including, without limitation, conditions and restrictions based upon continued employment or service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose. Once granted, the Committee may waive or otherwise accelerate the conditions or restrictions on vesting applicable to any outstanding options only if such waiver or acceleration does not constitute a “Prohibited Modification.” For purposes of the Plan, a “Prohibited Modification” shall be deemed to refer to any one or a combination of the following (each of (i) through (iv) below being hereinafter referred to as a “Modification”) which, when combined cumulatively with all previous Modifications, results in the aggregate number of shares of Common Stock with respect to which Modifications have occurred exceeding 10% of the maximum number of shares of Common Stock that may be issued under the Plan (subject to adjustment pursuant to Section 14 hereof):

(i) a waiver or acceleration of the conditions or restrictions on vesting applicable to any outstanding options, shares of restricted stock or restricted stock units pursuant to this Section 6(c) or Section 7(b) hereof;

(ii) a “Repricing” (as hereinafter defined) pursuant to Section 6(h) hereof without the approval of the Company’s stockholders;

(iii) a grant of shares of restricted stock or restricted stock units which vests at a rate more rapid than the rates set forth in the second sentence of Section 7(b) hereof;

(iv) a grant or offer for sale to an officer or director of the Company of unrestricted shares of Common Stock which is not in lieu of salary or cash bonuses pursuant to Section 8 hereof.

(d) Exercise of Options. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an option may be exercised by transmitting to the Company (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price. The exercise price of an option may be paid in cash and/or such other form of payment as the Company may approve and as is permitted by applicable law.

(e) Limitations on ISOs. ISOs may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000, or the option shall be treated as a NQSO. For purposes of the preceding sentence, ISOs will be taken into account generally in the order in which they are granted. Each provision of the Plan and each award agreement relating to an ISO shall be construed so that each ISO shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the award agreement thereof that cannot be so construed shall be disregarded.

(f) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such shares are issued.

(g) Buy Out and Settlement. The Committee, on behalf of the Company, may at any time offer to buy out any outstanding option on such terms and conditions as the Committee shall establish.

(h) Limitation on Repricing of Options. Unless and to the extent otherwise approved by the Company’s stockholders, under no circumstances may the Board or the Committee authorize a Repricing (as hereinafter defined) of any outstanding options. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, authorize a Repricing of outstanding options which have declined in value as a result of extreme financial circumstances that are beyond the control of the Company’s management, but solely to the extent that such Repricing does not constitute a Prohibited Modification. For these purposes, a “Repricing” means any of the following (or any other action that has the same effect as any of the following): (i) amending the terms of an option to lower its exercise price, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an option at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying Common Stock, in exchange for another option, restricted stock, or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a Repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the participant.

7. Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock and/or restricted stock units tied to shares of Common Stock to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock or restricted stock unit award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

(a) Purchase Price. The purchase price payable for shares of restricted stock and for shares issued pursuant to the settlement of a restricted stock unit may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock.

(b) Vesting. The Committee may establish such conditions and restrictions on the vesting of restricted stock and restricted stock units and on the issuance of shares of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued employment or service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose. During a participant’s employment or service with the Firm, shares of restricted stock and restricted stock units shall become vested (on a monthly, quarterly, annual or other periodic basis) over a period of not less than three years, unless and to the extent the vesting of such an award is conditioned upon the attainment of specified performance goals, in which case such award shall become vested over a period of not less than one year, provided that in no event shall the foregoing limitations be construed as limiting the Committee’s power and authority to award shares of restricted stock and restricted stock units which automatically become vested, in whole or in part, upon the termination of a participant’s employment or service with the Firm or upon the occurrence of a Change in Control. The Committee may not waive or otherwise accelerate the conditions or restrictions on vesting applicable to previously granted shares of restricted stock or restricted stock units. Notwithstanding the foregoing provisions of this Section 7(b), the Committee may, in its sole and absolute discretion, (i) grant shares of restricted stock or restricted stock units that vest at a rate that is more rapid than the applicable vesting rates set forth in the second sentence of this Section 7(b), and (ii) waive or otherwise accelerate, in whole or in part, the conditions or restrictions on vesting applicable to previously granted shares of restricted stock or restricted stock units, in either case to the extent, but only to the extent, that such grant, waiver or acceleration does not constitute a Prohibited Modification.

(c) Rights as a Stockholder. The holder of restricted stock units awarded under the Plan shall have only the rights of a general unsecured creditor of the Company and shall have no rights as a stockholder with respect to the shares of Common Stock referenced by such units until such shares are issued in the name of the holder following the satisfaction or expiration of the vesting and other conditions and restrictions applicable to such units. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose.

(d) Stock Certificates for Restricted Stock. Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company’s stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock, including, without limitation, a requirement that the grantee deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

(e) Lapse of Restrictions. If and when the vesting conditions and other restrictions applicable to a restricted stock or restricted stock unit award are satisfied or expire, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

8. Other Equity-Based Awards. The Committee may grant other types of equity-based awards, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of stock appreciation rights or dividend equivalents, in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any grant or offer for sale of unrestricted shares of Common Stock pursuant to the Plan to officers or directors of the Company shall, in all instances, be reasonable in amount, as determined by the Committee in its sole discretion, and be granted in lieu of salary or cash bonuses that would otherwise become payable to such persons. Notwithstanding the foregoing sentence, the Committee may grant or offer for sale to officers or directors of the Company unrestricted shares of Common Stock that are not in lieu of salary or cash bonuses to the extent that such grant or offer for sale does not constitute a Prohibited Modification, in which case, any such grant or offer shall be deemed to be reasonable for purposes of the Plan. Awards pursuant to this Section 8 may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States. The base price per share of Common Stock covered by stock appreciation right granted under the Plan may not be less than the Fair Market Value per share on the date of grant. The other terms of stock appreciation rights shall be in compliance with Sections 6(f), 6(g), and 6(h).

9. Automatic Awards of Unrestricted Shares to Non-Employee Directors. Each Non-Employee Director shall, in lieu of receiving cash payment of any attendance fees payable for Board or committee meetings attended by such director during each calendar year, be entitled to receive, promptly following the completion of such calendar year, the number of unrestricted shares of Common Stock (rounded up to the nearest whole number) determined by dividing the aggregate amount of attendance fees otherwise payable to him or her for such calendar year by the Fair Market Value of a share of Common Stock on the first trading day of the following calendar year.

10. Termination of Employment or Service.

(a) Stock Options and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant or, if no rights of the participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules shall apply with regard to options and stock appreciation rights held by a participant at the time of his or her termination of employment or other service with the Firm:

(i) Termination by Reason of Death. If a participant’s employment or service terminates by reason of his or her death, then any option or stock appreciation right held by the deceased participant shall thereupon become fully vested and may be exercised by the deceased participant’s beneficiary at any time within one year from the date of death but in no event after expiration of the stated term and, to the extent not exercised within such time period, will be canceled.

(ii) Termination by Reason of Disability. If a participant’s employment or service is terminated by the Firm due to his or her Disability (as hereinafter defined), then any option or stock appreciation right held by the participant, to the extent exercisable on the date his or her employment or service terminates, may be exercised by the participant at any time within one year from the date his or her employment or service terminates but in no event after expiration of the stated term, and, to the extent not exercised within such time period, will be canceled. If the participant dies during such one-year period, then the deceased participant’s beneficiary may exercise the option or stock appreciation right, to the extent exercisable by the deceased participant immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term. “Disability”

means, unless otherwise determined by the Committee at the time of grant, a participant’s absence from employment for at least 180 days in any twelve month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

(iii) Termination for Cause. If a participant’s employment or service is terminated by the Firm for Cause (as hereinafter defined) or if, at the time of a participant’s termination, a ground for termination for Cause exists, then, notwithstanding anything to the contrary contained herein, any option or stock appreciation right held by the participant (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. A termination for “Cause” means (A) in the case where there is no employment or consulting agreement between the participant and the Firm or where such an agreement exists but does not define “Cause” (or words of like import), a termination classified by the Firm as a termination due to the participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (B) in the case where there is an employment or consulting agreement between the participant and the Firm, a termination that is or would be deemed for “Cause” (or words of like import) under such agreement.

(iv) Other Termination. If a participant’s employment or service terminates for any reason (other than death, Disability or Cause or at a time when Cause exists) or no reason, then (A) any option or stock appreciation right held by the participant, to the extent not then exercisable, shall thereupon terminate, and (B) any option or stock appreciation right held by the participant which is exercisable at the time of such termination of employment or service shall remain exercisable during the thirty-day period following such termination of employment or service or, if sooner, until the expiration of the stated term of the option or stock appreciation right and, to the extent not exercised within such period, shall thereupon terminate.

(b) Restricted Stock, Restricted Stock Units and Other-Equity Based Awards. Unless otherwise determined by the Committee in accordance with the provisions hereof, upon the termination of a recipient’s employment or service for any reason (including, without limitation, death or Disability) or no reason, any shares of restricted stock, restricted stock units or other equity-based awards (other than stock options and stock appreciation rights covered by Section 10(a) hereof) which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be canceled.

11. Fair Market Value. For purposes of the Plan, the “Fair Market Value” of a share of Common Stock, as of any date, shall be determined as follows, in accordance with applicable provisions of Section 409A of the Code:

(i) If the shares are listed on any established stock exchange or a national market system, the per share Fair Market Value shall be the closing sales price for each share of such stock (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, the closing sales price for each share of such stock or, if closing sales prices are not reported, the per share Fair Market Value shall be the mean between the high bid and low asked prices for a share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the shares of the type described in (a) and (b), above, the per share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with the applicable provision of Section 409A.

12. Non-Transferability. No stock option or stock appreciation right granted under the Plan shall be transferable by the recipient other than upon the recipient’s death to a beneficiary designated by the recipient in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the recipient, pursuant to the recipient’s will or by the laws of descent and distribution. All stock options and stock appreciation rights shall be exercisable during the recipient’s lifetime only by the recipient. Shares of restricted stock and restricted stock units may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by law or the provisions hereof or the applicable award agreement or instrument, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an NQSO is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

13. Other Conditions. The Committee may impose such other conditions with respect to the grant of awards or the issuance of shares of Common Stock pursuant to the Plan, including, without limitation, conditions relating to the application of federal or state securities laws or exchange requirements as it deems necessary or advisable.

14. Capital Changes; Change in Control; Merger.

(a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which awards may be granted under the Plan, the maximum number of shares for which ISOs may be granted under the Plan, the maximum number of shares that may be covered by individual awards in any year, the number and class of shares covered by each outstanding award and, if applicable, the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b) Change in Control. Unless the Committee otherwise provides in an award agreement, upon the occurrence of a Change in Control of the Company, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of options and stock appreciation rights or similar awards, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares subject to such awards (or, if no such consideration is paid, Fair Market Value of the shares subject to such outstanding awards or portion thereof being canceled) over the aggregate exercise price or base price, as applicable, with respect to such awards or portion thereof being canceled (it being understood that no consideration is required to be paid to cancel such awards or portion thereof for which the aggregate value of consideration to be paid in the Change in Control transaction does not exceed the aggregate exercise or base price).

Unless otherwise provided under the terms of the applicable award agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

(i) any Person (other than the Company, any employee or any trustee or other fiduciary holding securities or the right to acquire securities under any stock option, restricted stock or other employee benefit plan of the Company or its affiliates or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the Common Stock) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60) day period referred to in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iv) of this Section 5(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all the assets of the Company (other than such a sale or disposition immediately after which such assets shall be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock immediately prior to such sale or disposition).

For purposes of the definition of Change in Control, the term “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule) and the term “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(c) Merger; Consolidation; Spin-off. Unless otherwise provided in the applicable award agreement, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of the Company with or into any other entity, a spin-off of an entity, or any transaction in which another person or entity acquires all the issued and outstanding Common Stock, or all or substantially all the assets of the Company, outstanding awards may be assumed or an equivalent award may be substituted by the person or entity or a parent or subsidiary of the person or entity.

(d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such option shall cover only the number of full shares resulting from the adjustment.

(e) Determinations Final. The determination as to the manner in which adjustments shall be made under this Section 14 shall be made by the Committee in its sole discretion, and the extent thereof, shall be final, binding and conclusive.

15. Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Firm relating to an award, (a) the Firm may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Firm shall be entitled to require that the grantee remit cash to the Firm (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable award agreement provides otherwise, at the discretion of the Committee, the grantee may satisfy the withholding obligation described under this Section 15 by electing to have the Company withhold shares of Common Stock (which withholding will be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

16. Compliance with Section 409A of the Code.

(a) General. The Company intends that all awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder as may be in effect from time to time (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding any other provision of the Plan, the Committee may not grant any awards that do not, or amend the Plan and/or awards in a manner that does not, comply with the requirements of Section 409A, and the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt any award from the application of Section 409A, (b) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant, or (c) avoid the imposition of additional taxes, interest or penalties on the Company or any subsidiary or affiliate by reason of Section 409A, unless the award provides explicitly that it is not subject to amendment by necessity of Section 409A.

(b) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or award agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the award agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

(c) Separation from Service. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any award agreement providing for the payment or settlement of any amounts or benefits that are subject to Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any award agreement relating to any such payments or benefits, references to a “termination,” “termination of employment or service” or like terms shall mean “separation from service.”

17. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the accrued rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 14, any amendment which would increase the number of shares of Common Stock for which awards may be granted under the Plan (in the aggregate or on an individual basis), modify the class of individuals eligible to receive awards under the Plan or materially increases the benefits accruing to participants under the Plan shall be subject to the approval of the Company’s stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that any amendment which would adversely affect the accrued rights of the holder may not be made without his or her consent.

18. No Rights Conferred. Nothing contained herein shall be deemed to give any individual any right to receive an award under the Plan or to be retained in the employ or service of the Firm.

19. Decisions and Determinations to Be Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee shall be final, binding and conclusive.

20. Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

21. Term of the Plan. The Plan shall become effective on the date of its adoption by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan.

Appendix B

LABRANCHE & CO INC.

SENIOR EXECUTIVE BONUS PLAN

(AS ADOPTED MARCH 19, 2010)

Article 1.	Establishment & Purpose

1.1 Establishment. LaBranche & Co Inc., a Delaware corporation (“LaBranche” and in combination with its subsidiaries, the “Company”), hereby establishes the Senior Executive Bonus Plan (the “Plan”) as set forth herein.

1.2 Purpose of Plan. The purpose of this Plan is to motivate and reward employees of the Company by providing for annual incentive bonuses if pre-established annual performance goals are achieved. The Plan is also intended to qualify as a performance-based compensation plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2.	Administration

The Plan shall be administered by a Compensation Committee (the “Committee”) comprised exclusively of members of the board of directors of LaBranche (the “Board”) who are “outside directors” within the meaning of Code Section 162(m) and Treasury Regulation § 1.162-27(c)(4). The Committee shall have the authority, subject to the provisions herein, (a) to select the employees to participate in the Plan; (b) to establish and administer the Performance Goals (as defined herein) and the bonus opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; and (d) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final and binding upon the participants, the Company, and all other interested individuals.

Article 3.	Eligibility

Eligibility shall be limited to employees of the Company who may be a “covered employee” within the meaning of Code Section 162(m)(4) and Treasury Regulation § 1.162-27(c)(2) and such other employees, as determined by the Committee in its discretion. The Committee, in its discretion, shall designate in writing those eligible employees of the Company who shall participate in the Plan (each, a “Covered Employee”) for any fiscal year or other accounting period selected by the Committee no later than the applicable deadline (the “Determination Date”) for the establishment of Performance Goals permitting the compensation payable to each such Covered Employee for such fiscal year or period to qualify as “qualified performance-based compensation” under Treasury Regulation § 1.162-27(e). Designation as a Covered Employee shall be conclusive for the fiscal year or period to which the designation applies whether or not such employee is deemed a “covered employee” (within the meaning of Code Section 162(m)) at the end of such period. Designation as a Covered Employee for any fiscal year or period shall not entitle an employee to participate in the Plan for any other fiscal year or period.

Article 4.	Performance Goals

4.1 Establishment of Performance Goals. A Covered Employee’s bonus shall be determined based on the attainment of written performance goals (the “Performance Goals”) established by the Committee as of the beginning of each of the Company’s fiscal years or other accounting periods selected by the Committee (“Performance Periods”). The Performance Goals shall be established (a) while the outcome for the Performance Period is substantially uncertain and (b) no later than ninety (90) days after the commencement of the Performance Period to which the Performance Goal relates (or, if the Performance Period is less than one

(1) year, no later than the number of days which is equal to twenty-five percent (25%) of such Performance Period). The Performance Goals need not be the same for all Covered Employees.

4.2 Performance Measures. Performance Goals shall be based on any of the following business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Committee); (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) working capital; (x) debt; (y) debt reduction; (z) price per share of stock; (aa) market share; (bb) completion of acquisitions; (cc) business expansion; (dd) product diversification; (ee) new or expanded market penetration and (ff) book value. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures. Any such business criterion or combination of such criteria may apply to the Covered Employee’s bonus opportunity in its entirety or to any designed portion or portions of the bonus opportunity, as the Committee may specify.

Article 5.	Bonus Opportunity

No later than the Determination Date for each Performance Period, the Committee shall establish, in writing, the method for computing the amount of compensation that will be payable under the Plan to each Covered Employee if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. Such method shall be stated in terms of an objective formula that precludes discretion to increase the amount of the bonus that would otherwise be payable hereunder. The method need not be the same for all Covered Employees. Notwithstanding anything to the contrary contained herein, the Committee may exercise negative discretion (within the meaning of Treasury Regulation § 1.162-27(e)(2)(iii)(A)) with respect to any bonus payable hereunder to reduce any amount that would otherwise be payable hereunder.

Article 6.	Maximum Bonus

The maximum amount of compensation that may be paid under the Plan to any Covered Employee for any fiscal year shall be $10,000,000.

Article 7.	Certification of Performance Goals and Payment of Bonus

7.1 Certification by Committee. As soon as practicable after the close of the Performance Period and prior to the payment of any bonus, the Committee shall review the Company’s performance and certify in writing the extent to which the applicable Performance Goals have been achieved.

7.2 Payment of Bonus After Certification. Each bonus, to the extent earned, shall be paid in a single lump sum cash payment, less applicable withholding taxes, as soon as practicable following the Committee’s certification described in the preceding sentence. Payments under this Plan are intended to qualify as short-term deferrals under Code Section 409A and shall be made no later than the date two and one-half (2 1/2) months following the close of the fiscal year in which such bonus was earned; provided, however, that any payment that is delayed due to an event described in Treasury Regulation § 1.409A-1(b)(4)(ii), shall be paid as soon as practicable. Except as otherwise determined by the Committee, in its sole discretion, a Covered Employee shall not be entitled to payment of a bonus otherwise earned under the Plan if such Covered Employee is not employed by the Company on the payment date for such bonus.

Article 8.	Funding

The Plan shall be unfunded. The Company shall not be required to segregate any assets to ensure payment of any bonus under the Plan.

Article 9.	Amendment and Termination

The Company may amend or terminate the Plan at any time; provided, however, that no amendment shall cause any performance-based bonus payable under the Plan not to qualify under Code Section 162(m).

Article 10.	Stockholder Approval

Payment of any bonus under this Plan shall be contingent upon approval of this Plan by a majority of the stockholders of LaBranche, including the applicable Performance Goals relating thereto. Unless and until such stockholder approval is obtained, no bonus shall be paid pursuant to this Plan. To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to stockholders for their reapproval with respect to bonuses payable for the taxable years of LaBranche commencing on or after the fifth (5th) anniversary of the initial stockholder approval, or at such earlier time required by Code Section 162(m).

Article 11.	Effective Date

The Plan shall be effective on the date that it is adopted by the Board, contingent on approval of the Plan by LaBranche’s shareholders as set forth in Article 10 above.

Article 12.	Interpretation and Construction

Any provision of this Plan to the contrary notwithstanding, (a) bonuses under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation § 1.162-27(e) and (b) any provision of the Plan that would prevent any bonus under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall be disregarded. No provision of the Plan, nor the selection of any Covered Employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Covered Employee’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Covered Employee provides otherwise. All references in the Plan to sections of the Code or to Treasury Regulations shall be interpreted to include any amendment or successor provisions thereto.

Article 13.	Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

*        *        *

This Plan was duly adopted and approved by the Board of Directors of LaBranche by resolution at a meeting held on the 19th day of March, 2010.

LaBRANCHE & CO INC.

33 WHITEHALL STREET

NEW YORK, NY 10004

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The Board of Directors recommends that you vote FOR the following:

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1. Election of Directors Nominees

01 Katherine E. Dietze

02 Donald E. Kiernan

The Board of Directors recommends you vote FOR the following proposal(s):

2 Proposal to approve the adoption of a new LaBranche & Co Inc. 2010 Equity Incentive Plan.

3 Proposal to approve the adoption of a new LaBranche & Co Inc. Senior Executive Bonus Plan.

4 Proposal to ratify the appointment of Rothstein, Kass & Company, P.C. as LaBranche’s independent registered public accounting firm for the year ending December 31, 2010.

NOTE: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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0000060748_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

LaBRANCHE & CO INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2010

George M.L. (Michael) LaBranche, IV and Alfred O. Hayward, Jr., and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of LaBranche & Co Inc. held of record by the undersigned on March 19, 2010 at the Annual Meeting of Stockholders to be held at 9:00 a.m. (New York time) on May 18, 2010, at the Down Town Association, 60 Pine Street, New York, NY 10005, and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000060748_2 R2.09.05.010